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                                                                   EXHIBIT 10.7

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                            STOCK PURCHASE AGREEMENT

                         dated as of November 25, 1998

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                                TABLE OF CONTENTS
                                                                            Page

1.   DEFINITIONS..............................................................1

2.   PURCHASE AND SALE OF SHARES..............................................3
     2.1   Stock Purchase.....................................................3
     2.2   Consideration for Purchase of Shares...............................4
     2.3   Post-Closing Adjustment............................................5

3.   CLOSING .................................................................6
     3.1   Time and Place of the Closing......................................6
     3.2   Procedure at Closing...............................................6

4.   REPRESENTATIONS AND WARRANTIES OF KODIAK AND THE STOCKHOLDERS............7
     4.1   Organization.......................................................7
     4.2   Power and Authority................................................7
     4.3   Authority for Agreement............................................7
     4.4   No Violation to Result.............................................8
     4.5   Capitalization.....................................................8
     4.6   Financial Statements...............................................9
     4.7   Liabilities and Obligations........................................9
     4.8   Adverse Changes...................................................10
     4.9   Employee Matters..................................................10
     4.10  Taxes.............................................................12
     4.11  Subsidiaries......................................................13
     4.12  Property..........................................................13
     4.13  Contracts.........................................................14
     4.14  Government Contracts..............................................14
     4.15  Litigation........................................................14
     4.16  Compliance with Laws..............................................14
     4.17  Environmental and Safety Matters..................................14
     4.18  Customers; Suppliers..............................................16
     4.19  Insurance.........................................................16
     4.20  Intellectual Property.............................................16
     4.21  Accounts Receivable...............................................19
     4.22  Inventory.........................................................19
     4.23  Related Party Transactions........................................19
     4.24  Brokers...........................................................19
     4.25  Accredited Investors; Investment Intent...........................20
     4.26  Disclosure........................................................20

5.   REPRESENTATIONS AND WARRANTIES OF APPNET................................21
     5.1   Due Organization..................................................21
     5.2   Power and Authority...............................................21
     5.3   Authority for Agreement...........................................21

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     5.4   No Violation to Result............................................22
     5.5   Brokers and Agents................................................22
     5.6   Capitalization....................................................22
     5.7   Shares............................................................23
     5.8   Notes.............................................................23

6.   COVENANTS ..............................................................23
     6.1   Access to Properties and Records..................................23
     6.2   Confidentiality...................................................24
     6.3   Interim Covenants of Kodiak.......................................25
     6.4   No Solicitation...................................................27
     6.5   Notification of Certain Matters...................................27
     6.6   Tax Returns; Sales, Use and Transfer Taxes........................27
     6.7   Regulatory and Other Approvals....................................29
     6.8   Termination of Profit Sharing Plan................................29
     6.9   Reasonable Efforts................................................29
     6.10  Section 338(h)(10) Election.......................................29
     6.11  Advances..........................................................35
     6.12  Payment of Retention Bonuses......................................35

7.   CONDITIONS PRECEDENT TO OBLIGATIONS OF APPNET...........................35
     7.1   Representations and Warranties True at the Closing Date...........35
     7.2   Performance.......................................................35
     7.3   Agreements with Employees.........................................35
     7.4   No Litigation.....................................................35
     7.5   No Material Adverse Change........................................36
     7.6   Certificates......................................................36
     7.7   Opinion of Counsel................................................36
     7.8   Financing.........................................................36
     7.9   AppNet's Review...................................................36
     7.10  Governmental, Regulatory and Other Consents and Approvals.........36
     7.11  Delivery of Good Standing Certificates; Corporate Resolutions.....36
     7.12  Financial Terms...................................................37
     7.13  Payment of Loans..................................................37
     7.14  Purchase of Personal Use Items....................................37
     7.15  Termination of Shareholders' Agreement............................37
     7.16  Delivery of Stock Pledge Agreement................................37
     7.17  Stockholders Agreement and Registration Agreement.................37
     7.18  Resignations......................................................38
     7.19  Termination of 401(k) Plan........................................38
     7.20  Reimbursement for Professional Fees...............................38
     7.21  Release...........................................................38

8.   CONDITIONS PRECEDENT TO OBLIGATIONS OF KODIAK...........................38
     8.1   Representations and Warranties True as of the Closing Date........38
     8.2   AppNet's Performance..............................................38


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     8.3   No Litigation.....................................................38
     8.4   Certificates......................................................39
     8.5   Governmental, Regulatory and Other Consents and Approvals.........39
     8.6   Delivery of Good Standing Certificates; Corporate Resolutions.....39
     8.7   Kodiak's Review...................................................39
     8.8   Opinion of Counsel................................................39
     8.9   No Material Adverse Change........................................39
     8.10  Senior Management Agreements......................................39

9.   INDEMNIFICATION.........................................................39
     9.1   General Indemnification...........................................40
     9.2   Indemnification Procedures........................................41
     9.3   Right to Setoff...................................................43
     9.4   Release...........................................................43

10.  NONCOMPETITION..........................................................43
     10.1  Prohibited Activities.............................................43
     10.2  Damages...........................................................44
     10.3  Reasonable Restraint..............................................44
     10.4  Severability; Reformation.........................................44
     10.5  Independent Covenant..............................................44
     10.6  Materiality.......................................................45
     10.7  Termination of NonCompete.........................................45

11.  GENERAL ................................................................45
     11.1  Termination.......................................................45
     11.2  Effect of Termination.............................................46
     11.3  Cooperation.......................................................46
     11.4  Successors and Assigns............................................46
     11.5  Entire Agreement..................................................47
     11.6  Counterparts......................................................47
     11.7  Expenses..........................................................47
     11.8  Specific Performance; Remedies Not Exclusive......................47
     11.9  Notices...........................................................47
     11.10 Governing Law.....................................................49
     11.11 Arbitration.......................................................49
     11.12 Survival of Representations, Warranties and Covenants.............49
     11.13 Miscellaneous.....................................................49
     11.14 Severability......................................................50
     11.15 Absence of Third Party Beneficiary Rights.........................50
     11.16 Mutual Drafting...................................................50
     11.17 Further Representations...........................................50
     11.18 Amendment; Waiver.................................................51
     11.19 Gender............................................................51
     11.20 Headings..........................................................51
     11.21 Public Disclosure.................................................51


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     11.22 Audit by Stockholders' Accountants................................51


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                               STOCK PURCHASE AGREEMENT

      THIS STOCK PURCHASE AGREEMENT (together with the schedules and exhibits attached hereto, this "Agreement") is entered into effective for all purposes and in all respects as of November 25, 1998, by and among (i) APPNET SYSTEMS, INC., a Delaware corporation ("AppNet"), (ii) THE KODIAK GROUP, INC., a Massachusetts corporation ("Kodiak"), and (iii) those individuals listed on
Schedule 1 attached hereto (collectively, the "Stockholders").

      WHEREAS, the Stockholders are the record and beneficial owners of all of the issued and outstanding shares (the "Shares") of Common Stock of Kodiak, par value of $0.01 per share (the "Common Stock"); and

      WHEREAS, AppNet desires to purchase all of the Shares from Stockholders, and the Stockholders desire to sell and transfer the Shares to AppNet, on the terms and conditions hereinafter set forth (the "Stock Purchase").

      NOW, THEREFORE, in consideration of the foregoing, of the mutual promises herein contained, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1. DEFINITIONS

      1.1 Defined Terms. As used herein, the terms defined below shall have the following meanings. Any of these terms, unless the context otherwise requires, may be used in the singular or plural depending on the reference.

            "AAA Distribution" shall have the meaning set forth on Exhibit F attached hereto.

            "Affiliate" shall mean as to any party, any Person which directly or indirectly, is in control of, is controlled by, or is under common control with, such party, including any person who would be treated as a member of a controlled group under Section 414 of the Internal Revenue Code of 1986, as amended (the "Code"), and any officer or director of such party and, as to a party who is a natural person, such person's spouse, parents, siblings and lineal descendants. For purposes of this definition, an entity shall be deemed to be "controlled by" a Person if the Person possesses, directly or indirectly, power either to (i) vote ten percent (10%) or more of the securities (including convertible securities) having ordinary voting power or (ii) direct or cause the direction of the management or policies of such entity whether by contract or otherwise.

            "AppNet Common Stock" shall mean the $.0005 par value per share common stock of AppNet.

            "Business" shall mean the business of Kodiak or AppNet, as the case may be, as it is presently being conducted, as it has been conducted in the past and how it is proposed to be conducted in the future.

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            "Contract" shall mean a note, bond, mortgage, contract, license, lease, sublease, covenant, commitment, power of attorney, proxy, indenture, or other agreement or arrangement, oral or written, to which Kodiak is a party or by which Kodiak or any of its assets or property is bound, other than Government Contracts.

            "Encumbrance" shall mean any claim, lien, pledge, option, charge, easement, security interest, right-of-way, encumbrance, mortgage or other right.

            "GAAP" shall mean United States generally accepted accounting principles, consistently applied.

            "Government" shall mean any agency or instrumentality of the United States of America, any state or territory or subdivision thereof or any foreign country and any agency or instrumentality of any of the foregoing.

            "Government Contracts" shall mean any contracts between Kodiak and the Government, including, without limitation, any grants, cooperative agreements and other transactions between Kodiak and the Government, and any contract to which Kodiak is a party where the Government is the ultimate customer.

            "Governmental or Regulatory Authority" shall mean any court, tribunal, arbitrator, authority (including any quasi-governmental authority), agency, commission, official or other instrumentality of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision.

            "Intellectual Property Rights" shall mean all (i) patents, patent applications, patent disclosures and inventions, (ii) trademarks, service marks, trade dress, trade names, logos and corporate names and registrations and applications for registration thereof together with all of the goodwill associated therewith, (iii) copyrights (registered or unregistered) and copyrightable works and registrations and applications for registration thereof,
(iv) mask works and registrations and applications for registration thereof, (v) computer software, data, data bases and documentation thereof, (vi) trade secrets and other confidential information (including, without limitation, ideas, formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, copyrightable official and marketing plans and customer and supplier lists and information),
(vii) other intellectual property rights, (viii) "technical data" as defined in 48 Code of Federal Regulations, Chapter 1, and (ix) copies and tangible embodiments thereof (in whatever form or medium).

            "Legal Requirement" shall mean (i) with respect to any Person, any judgment, decree, injunction, order, writ or ruling to or by which such person is a party or is bound, or (ii) any law, ordinance, statute, rule, regulation, code or other requirement of any Federal, state, municipal or other governmental, administrative or judicial body, agency or authority or the common law.


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            "Liabilities" shall mean, without limitation, any direct or indirect liability, indebtedness, guaranty, endorsement, claim, loss, cost, expense or obligation, either accrued, absolute, contingent, mature, unmature or otherwise and whether known or unknown, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured.

            "Material Adverse Effect" shall mean a material adverse effect on
(i) the assets, the business or the condition (financial or otherwise), properties, liabilities, reserves, working capital, earnings, technology, prospects or relations with customers, suppliers, distributors, employees or regulators, or (ii) the right or ability to consummate the transactions contemplated hereby.

            "Material Contract" means any contract involving the receipt or payment by Kodiak of $10,000 or more or any other contract which, if not complied with or which, if defaulted by any party thereto, could result in a Material Adverse Effect.

            "Net Worth" shall mean, with regard to Kodiak, total assets (excluding intangible assets in excess of $83,488) of Kodiak less total liabilities of Kodiak determined in accordance with GAAP taking into account Kodiak's status as an S Corporation and not taking into account any (i) accrued Tax liability of Kodiak attributable to any Section 338(h)(10) Election made under Section 6.10 or (ii) liability for Taxes resulting from the change, after AppNet's purchase of the Stockholders' Shares, in Kodiak's method of tax accounting and reporting from a cash to an accrual basis.

            "Permitted Distributions" shall mean distributions by Kodiak to the Stockholders as set forth on Exhibit F hereof.

            "Person" shall mean any person, limited liability company, partnership, trust, corporation, business, group, Government or other entity.

            "Tax" or "Taxes" shall mean all federal, state, local, foreign and other taxes, assessments or other Government charges, including, without limitation, income, estimated income, business, occupation, franchise, property, sales, transfer, use, employment, commercial rent or withholding taxes, including interest, penalties and additions in connection therewith for which Kodiak or the Stockholders may be liable.

            "Tax Distribution" shall have the meaning set forth on Exhibit F attached hereto.

            "Tax Return" means any return, report, information return or other document (including any related or supporting information) with respect to Taxes.

2. PURCHASE AND SALE OF SHARES

        2.1. Stock Purchase. On the basis of the representations, warranties, covenants and agreements and subject to the satisfaction or waiver of the conditions set forth herein, each of the Stockholders agrees to and will sell, transfer, assign and deliver to AppNet on the Closing Date (as defined in Section 3.1) good and marketable title to all of the Shares owned by each of the


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Stockholders, free and clear of all liens, claims, restrictions or encumbrances of any kind whatsoever, and AppNet agrees to and will purchase and accept from the Stockholders all of the Shares owned by each of the Stockholders. The Shares constitute and will constitute as of the Closing Date all of the issued and outstanding shares of Common Stock.

            2.2.1 Consideration for Purchase of Shares. In consideration for the transfer, sale and delivery to AppNet of all of the issued and outstanding Shares, AppNet will pay to the Stockholders, in accordance with their pro rata share of the outstanding share ownership of Kodiak as set forth on Schedule 1 (the "Pro Rata Shares"), the following amounts (in the aggregate, the "Purchase Price"), subject to (a) increase pursuant to Section 6.10 for any Section 338 Adjustment and (b) reduction pursuant to Sections 2.2.2, 2.3 and 7.12, consisting of:

            (a) $11,370,000 in cash payable at the Closing (as defined in Section 3.1), subject to adjustment as provided herein (the "Cash Payment");

            (b) Subordinated Convertible Promissory Notes (the "Notes") to be dated as of the Closing Date, in the aggregate principal sum of $2,000,000, all in form and substance substantially identical to Exhibit A attached hereto;

            (c) An aggregate of 562,500 shares of common stock of AppNet (the "AppNet Stock"). At the Closing, the Stockholders shall pledge an aggregate of 125,000 shares of the AppNet Stock (the "Pledged Stock") as security for the Stockholders' obligations to AppNet under this Agreement pursuant to a Stock Pledge Agreement in the form attached hereto as Exhibit B (the "Stock Pledge Agreement"); and

            (d) Except as otherwise specified in this Section 2.2.1(d), in the event that during the three-year period commencing on the Closing Date (the "Three-Year Sale/Licensing Period"), (i) Kodiak sells, in whole or in part, Kodiak's "EDI CONTROL/400" or "STAR" products (sometimes collectively referred to herein as the "Kodiak Products"), the Stockholders shall receive 75% of the proceeds of such sale or transfer (net of all transaction-related expenses), and/or (ii) Kodiak licenses the Kodiak Products, the Stockholders shall be paid 75% of the licensing revenues (net of all direct development, sales, marketing and administrative expenses incurred after the Closing), received during the Three-Year Sale/Licensing Period (the portion of such net sale and licensing proceeds payable to the Stockholders are collectively referred to herein as "Contingent Proceeds"), in accordance with Schedule 2.2.1(d). All payments due to the Stockholders under this Section 2.2.1(d) shall be made within 30 days after the end of the quarter in which payment shall be received by Kodiak (or its successor). In the event of a merger of Kodiak or a sale of all or substantially all of the stock of Kodiak or all or substantially all of Kodiak's assets (an "Entity Sale") prior to the end of the Three-Year Sale/Licensing
Period: (a) the Stockholders (i) shall have no right to receive a portion of the sale proceeds allocated to the Kodiak Products , but (ii) shall retain the rights to have the terms of this Section 2.2.1(d) remain in effect for the remainder of the Three-Year Sale/Licensing Period as to the acquirer by a merger or purchaser of such stock or assets (the "Third-Party Purchaser"); and (b) AppNet shall, prior to any such sale, provide the Stockholders with the Third-Party Purchaser's agreement to be bound by the terms of this Section 2.2.1(d). If AppNet shall give an Election Notice under Section


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6.10, the additional amounts shall be payable to the Stockholders as provided in
Section 6.10(k). In the event that Kodiak does not sell or license the Kodiak Products during the Three-Year Sale/Licensing Period, the Stockholders shall not be entitled to any Contingent Proceeds. There shall be no payment of Contingent Proceeds in excess of an aggregate maximum of $4,000,000.

            2.2.2 The Purchase Price has been calculated based upon several factors, including the assumption that the Net Worth of Kodiak as of the Closing will be equal to or greater than $1,993,865 minus (a) the Permitted Distributions and (b) $250,000 of bonus payments to employees of Kodiak (the "Retention Bonuses") to be accrued by Kodiak prior to Closing (but not to be paid until approximately one year after the Closing Date) (the "Adjusted Net Value") as of the Closing. If on the Closing Financial Certificate (as defined in Section 7.12), the Net Worth of Kodiak is less than the Adjusted Net Value, the Purchase Price to be delivered to the Stockholders may, at AppNet's election, be reduced either (i) at the Closing by the difference between the Adjusted Net Value and the Net Worth set forth on the Closing Financial Certificate (which reduction shall be in cash as a reduction of the Cash Payment) or (ii) after completion of the Post-Closing Audit (as defined in
Section 2.3).

      2.3 Post-Closing Adjustment.

            (a) Within one hundred twenty (120) days following the Closing Date, AppNet shall cause Arthur Andersen ("AppNet's Accountant") to audit Kodiak's books to determine the accuracy of the information set forth on the Closing Financial Certificate (the "Post-Closing Audit"). The parties acknowledge and agree that for purposes of determining the Net Worth of Kodiak as of the Closing Date, the value of the assets of Kodiak shall, except with the prior written consent of AppNet, be calculated as provided in the last sentence of Section
7.12 and in accordance with GAAP taking into account Kodiak's status as an S Corporation. The Stockholders shall cooperate and shall use their reasonable efforts to cause the officers and employees of Kodiak to cooperate with AppNet and AppNet's Accountant after the Closing Date in furnishing information, documents, evidence and other assistance to AppNet's Accountant to facilitate the completion of the Post-Closing Audit within the aforementioned time period. In the event that AppNet's Accountant determines that the actual Net Worth of Kodiak as of the Closing Date was less than the Net Worth set forth on the Closing Financial Certificate, AppNet shall deliver a written notice (the "Financial Adjustment Notice") to the Stockholders setting forth (i) the determination made by AppNet's Accountant of the actual Net Worth of Kodiak (the "Actual Company Net Worth"), (ii) the Purchase Price that would have been payable at Closing pursuant to Sections 2.2.1 and 2.2.2 had the Actual Company Net Worth been reflected on the Closing Financial Certificate, and (iii) the amount by which the Cash Payment would have been reduced at Closing had the Actual Company Net Worth been used in the calculations pursuant to Sections
2.2.1 and 2.2.2 (the "Adjustment"). The Purchase Price Adjustment shall take account of the reduction, if any, to the Purchase Price already taken pursuant to Section 2.2.2.

            (b) The Stockholders shall have thirty (30) days from the receipt of the Financial Adjustment Notice to notify AppNet if the Stockholders dispute such Financial Adjustment Notice. If AppNet has not received notice of such a dispute within such 30-day period, AppNet shall be entitled to receive from the Stockholders the Adjustment, in cash, on the


                                      -5-
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thirtieth day after receipt of the Financial Adjustment Notice. If, however, the
Stockholders have delivered notice of such a dispute to AppNet within such 30-day period, then AppNet and the Stockholders shall, by mutual agreement, select an independent accounting firm that has not represented any of the parties hereto within the preceding two (2) years to review Kodiak's books, the Closing Financial Certificate and Financial Adjustment Notice (and related information) to determine the amount, if any, of the Adjustment. Such independent accounting firm shall be confirmed by the Stockholders and AppNet within five (5) days of its selection, unless there is an actual conflict of interest. The independent accounting firm shall make its determination and give AppNet and the Stockholders notice of its determination of the Adjustment, if any, within thirty (30) days of its selection. The determination of the independent accounting firm shall be final and binding on the parties hereto, and upon such determination, AppNet shall be entitled to receive from the Stockholders the Adjustment, in cash. The costs of the independent accounting firm shall be borne by the parties in direct proportion to the amount of the difference between each party's determination of Kodiak's Net Worth at Closing and the determination of the independent accounting firm, or equally by AppNet and the Stockholders in the event that the determination by the independent accounting firm is equidistant between the Net Worth set forth on the Closing Financial Certificate and the Actual Company Net Worth. If any Adjustment is determined by the independent accounting firm to be due, the Adjustment shall be payable to AppNet in cash by the Stockholders within 30 days after such determination.

3. CLOSING


      3.1 Time and Place of the Closing. The closing of the Stock Purchase and the consummation of the other transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Tucker, Flyer & Lewis, a professional corporation, at 1615 L Street, N.W., Suite 400, Washington, D.C. 20036, as soon as practicable after all conditions to the Closing shall have been satisfied or waived, or at such other time and date as the parties hereto may mutually agree, which date shall be referred to as the "Closing Date."

      3.2 Procedure at Closing. On the Closing Date, the parties agree to take the following steps listed below (provided, however, that upon their completion all such steps shall be deemed to have occurred simultaneously):

            (a) The Stockholders and Kodiak shall deliver to AppNet the closing documents specified in Section 7.

            (b) AppNet shall deliver to the Stockholders the closing documents specified in Section 8.

            (c) The Stockholders shall deliver to AppNet certificates in valid form representing all of the Shares, duly endorsed by the Stockholders in blank or accompanied by a duly executed stock power in order to convey good and marketable title to all of the Shares, free and clear of all liens, claims, restrictions or encumbrances of any kind whatsoever.


                                      -6-
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            (d) AppNet shall pay the Cash Payment by wire transfer of
immediately available funds to accounts designated by the Stockholders.

            (e) AppNet shall deliver the Notes to the Stockholders.

            (f) AppNet shall deliver the AppNet Stock to the Stockholders.

4. REPRESENTATIONS AND WARRANTIES OF KODIAK AND THE STOCKHOLDERS.

      To induce AppNet to enter into this Agreement and to consummate the transactions contemplated by this Agreement, Kodiak and the Stockholders, jointly and severally, each represents and warrants to AppNet, as of the date hereof and as of the Closing Date, as set forth below:

      4.1 Organization. Kodiak is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts. Kodiak is duly authorized and qualified to do business under all applicable laws, regulations, ordinances and orders of public authorities to carry on its business in the places and in the manner as now conducted, except where the failure to be so authorized or qualified would not have a Material Adverse Effect on Kodiak.

      4.2 Power and Authority. Kodiak has all requisite corporate power and authority to own, lease and operate its properties and to conduct its Business as presently conducted and as proposed to be conducted and is duly qualified or licensed as a foreign corporation in good standing in each jurisdiction in which the character of its properties or the nature of its business activities requires such qualification, except where the failure to be so qualified or licensed would not have a Material Adverse Effect on Kodiak.

      4.3 Authority for Agreement. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been authorized by all requisite corporate action on the part of Kodiak. Kodiak has full corporate power, authority and legal right to enter into this Agreement and to consummate the transactions contemplated hereby. The Stockholders have the legal capacity to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by each of the Stockholders and is a legal, valid and binding obligation of the Stockholders enforceable against the Stockholders in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights in general. This Agreement has been duly executed and delivered by Kodiak and is a legal, valid and binding obligation of Kodiak, enforceable against Kodiak in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights in general.


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      4.4 No Violation to Result. Except as set forth on Schedule 4.4, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby and the fulfillment of the terms hereof:
(i) are not in violation or breach of, do not conflict with or constitute a default under, and will not accelerate or permit the acceleration of the performance required by, any of the terms of the Articles of Organization or Bylaws of Kodiak or any Contract to which Kodiak or the Stockholders is a party or which affects Kodiak; (ii) will not be an event which, after notice or lapse of time or both, will result in any such violation, breach, conflict, default, or acceleration; (iii) will not result in a violation under any law, judgment, decree, order, rule, regulation, permit or other legal requirement of any Governmental or Regulatory Authority, court or arbitration tribunal, whether federal, state, provincial, municipal or local (within the U.S. or otherwise), at law or in equity, and applicable to Kodiak; and (iv) will not result in the creation or imposition of any Encumbrance in favor of any Person upon any of the properties or assets of Kodiak.

      4.5 Capitalization.

            (a) Schedule 4.5 sets forth, with respect to Kodiak, (i) the number of authorized shares of each class of its capital stock, (ii) the number of issued and outstanding shares of each class of its capital stock and the record owner thereof, and (iii) the number of shares of each class, if any, which are held in treasury. All of the issued and outstanding shares of capital stock of Kodiak (A) have been duly authorized and validly issued and are fully paid and non-assessable, (B) were issued in compliance with all applicable state and federal laws and (C) were not issued in violation of any preemptive rights or rights of first refusal. No preemptive rights or rights of first refusal exist with respect to the shares of capital stock of Kodiak, and no such rights arise by virtue of or in connection with the transactions contemplated hereby. There are no outstanding or authorized rights, options, warrants, convertible securities, subscription rights, conversion rights, exchange rights or other agreements or commitments of any kind that could require Kodiak to issue or sell any shares of its Common Stock (or securities convertible into or exchangeable for shares of its Common Stock). There are no outstanding stock appreciation, phantom stock, profit participation or other similar rights with respect to Kodiak. There are no proxies, voting rights or other agreements or understandings with respect to the voting or transfer of the capital stock of Kodiak. Except as set forth on Schedule 4.5, Kodiak is not obligated to redeem or otherwise acquire any of its outstanding shares of capital stock.

            (b) Except as set forth on Schedule 4.5, the Stockholders are the sole legal and beneficial holders of the issued and outstanding shares of capital stock of Kodiak, and the Stockholders own such shares as are set forth on Schedule 4.5 free and clear of any mortgage, security interest, pledge, hypothecation, assignment, deposit arrangement, Encumbrance, lien (statutory or otherwise), charge, preference, priority or other security agreement, option, warrant, attachment, right of first refusal, preemptive right, conversion, put, call or other claim or right, restriction on transfer, or preferential arrangement of any kind or nature whatsoever (including any restriction on the transfer of any assets, any conditional sale or other title retention agreement, any financing lease involving substantially the same economic effect as any of the foregoing and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction).

      4.6 Financial Statements.

            (a) Schedule 4.6 includes true, complete and correct copies of (i)
(A) the compiled balance sheet of Kodiak for the 1995 fiscal year, the reviewed balance sheet of Kodiak for the 1996 fiscal year and the related statements of income, cash flows and retained earnings for the 1995 and 1996 fiscal years and
(B) the audited balance sheet of Kodiak for the 1997 fiscal year and related statements of income, cash flows and retained earnings for the 1997 fiscal year (collectively, the "Annual Financials"), and (ii) true, complete and correct copies of Kodiak's unaudited interim balance sheet (the "Current Balance Sheet") as of September 30, 1998 (the "Balance Sheet Date") and Kodiak's related statement of income, cash flow and retained earnings for the nine (9) months ended September 30, 1998 (collectively, the "Interim Financials" and together with the Annual Financials, the "Financial Statements"). The Financial Statements have been prepared in accordance with GAAP (subject, in the case of the Interim Financials, to normal year-end audit adjustments, which individually or in the aggregate will not be material, except for any adjustments to reflect the repayment of professional and brokers' fees paid by Kodiak in connection with the transaction contemplated by this Agreement and the absence of footnotes). Each of the balance sheets included in the Financial Statements presents fairly the financial condition of Kodiak as of the dates indicated thereon, and each of the statements of income, cash flows and retained earnings included in the Financial Statements presents fairly the results of its operations for the periods indicated thereon. Except as set forth on Schedule 4.6, during the periods covered by the Financial Statements and since the Balance Sheet Date, there has been no material change in Kodiak's accounting policies. There are no material, special or non-recurring items of income or expense during the periods covered by the Financial Statements and the balance sheets included in the Financial Statements do not reflect any write-up or revaluation increasing the book value of any assets, except as specifically disclosed in the notes thereto.

            (b) The books and records, minute books, stock record books, and other records of Kodiak, all of which have been made available to AppNet, are complete and correct and have been maintained in accordance with sound business practices. The minute book(s) of Kodiak, all of which have been made available to AppNet, contains accurate and complete records of all meetings held of, and corporate action taken by, the Stockholders, the Board of Directors, and committees of the Board of Directors of Kodiak, and no meeting of any such stockholders, Board of Directors, or committee has been held for which minutes have not been prepared as of the date hereof and are not contained in such minute book.

      4.7 Liabilities and Obligations.

            (a) Except as disclosed on Schedule 4.7(a), there are no Liabilities of Kodiak, other than: (i) those Liabilities reflected on the Current Balance Sheet and not previously paid or discharged; (ii) the Liabilities to be incurred by Kodiak for the payment of the Retention Bonuses, which will be paid in accordance with Section 6.12; (iii) those Liabilities incurred after the Balance Sheet Date arising in the ordinary course of business, which were incurred consistent with past practice under any contract, commitment or agreement specifically disclosed on any schedule to this Agreement; and (iv) Liabilities to the Stockholders for the Stockholders' Loans (as defined in Section 6.11).

            (b) Schedule 4.7(b) sets forth a summary description of all advance payments or deposits held by Kodiak and reflected in the Financial Statements and the related obligations thereunder.

      4.8 Adverse Changes. From December 31, 1997, except as otherwise disclosed on the Interim Financials or Schedule 4.8: (i) there has been no change in the condition (financial or otherwise), Business, net worth, assets, properties, Liabilities of Kodiak which has had or is likely to have a Material Adverse Effect, and there has been no occurrence, circumstance or combination thereof which might reasonably be expected to result in any such Material Adverse Effect before or after the Closing Date; (ii) Kodiak has not declared or paid any dividend or distribution in respect of the capital stock, or any direct or indirect redemption, purchase or other acquisition of any of the capital stock of Kodiak (except for the Tax Distribution, the distributions set forth on Schedule 4.8 and the AAA Distribution), and (iii) Kodiak has complied with all of the covenants set forth in Section 6.3(a), (e), (f), (j), (k), (l), (m), (p) and (q), to the same extent as if this Agreement had been executed on December 31, 1997.

      4.9 Employee Matters.

            (a) All employee benefit plans, programs, policies and arrangements (whether formal or informal, written or unwritten, and whether maintained for the benefit of a single individual or more than one individual) maintained or contributed to by Kodiak for the benefit of any current or former employee of Kodiak or in which such employees are entitled to participate are listed in
Schedule 4.9(a) (the "Benefit Plans"). With respect to each Benefit Plan, true, correct and complete copies of all of the following documents, if applicable, will be delivered or made available to AppNet substantially prior to the Closing
Date: (i) all plan documents and amendments thereto; (ii) all written descriptions of any oral plans or policies; (iii) all trust agreements; (iv) all annuity contracts, insurance policies or contracts and service agreements; (v) the three (3) most recent Forms 5500 and any financial statements attached thereto; (vi) the most recent actuarial and valuation report; (vii) the most recent IRS determination letter; (viii) the most recent summary plan description; and (ix) copies of all nondiscrimination testing for the last three
(3) years. Except as set forth on Schedule 4.9(a), each Benefit Plan and the administration thereof complies, and has at all times complied, with the terms of such Benefit Plan and with the requirements of all applicable law, including, without limitation, the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Internal Revenue Code of 1986, as amended (the "Code"). Except as set forth on Schedule 4.9(a), each Benefit Plan intended to qualify under Section 401(a) of the Code so qualifies, and each trust which forms a part of any such Benefit Plan is exempt from taxation under Section 501(a) of the Code. No Benefit Plan subject to Part 3 of Title I of ERISA has incurred any "accumulated funding deficiency" within the meaning of Section 302 of ERISA or Section 412 of the Code. No liability has been incurred or is expected to be incurred under Title IV of ERISA to any party with respect to any Benefit Plan, or any other plan presently or heretofore maintained or contributed to by Kodiak, any predecessor to Kodiak, or any entity that is or at any time was a member of a controlled group, as defined in Section 412(n)(6)(B) of the Code, which includes or included Kodiak ("Controlled Group Member"). Neither Kodiak, nor any Controlled Group

Member has incurred any liability for any Tax imposed under Sections 4971 through 4980B of the Code or civil liability under Sections 502(i) or (l) of ERISA. The "amount of unfunded benefit liabilities" within the meaning of
Section 4001(a)(18) of ERISA does not exceed zero with respect to any Benefit Plan subject to Title IV of ERISA. No Benefit Plan is a "multiemployer plan" within the meaning of Section 3(37) of ERISA. No Benefit Plan provides health or death benefit coverage to any employee or his spouse or dependents beyond the termination of an employee's employment, except as required by Part 6 of Subpart B of Title I of ERISA or Section 4980B of the Code. No "reportable event" (within the meaning of Section 4043 of ERISA) has occurred with respect to any Benefit Plan or any plan maintained by a Controlled Group Member since the effective date of said Section 4043. Kodiak has no liability (whether actual, contingent or otherwise) with respect to any employee benefit plan or arrangement sponsored or maintained by a Controlled Group Member. No suit, actions or other litigation (excluding claims for benefits incurred in the ordinary course of plan activities) have been brought against or with respect to any Benefit Plan, and no suit, action, or other litigation is threatened by, against, or relating to any Benefit Plan and Kodiak does not have any knowledge of any fact that could form the basis for any such suit, action or litigation. No "prohibited transaction" within the meaning of Sections 406 or 407 of ERISA or Section 4975 of the Code has occurred with respect to any Benefit Plan. No Benefit Plan is presently under audit or examination by the IRS, the Department of Labor, or any other Governmental or Regulatory Authority, and no matters are pending with respect to any Benefit Plan under the IRS Voluntary Compliance Resolution program, its Closing Agreement Program, or any other similar program. All contributions to Benefit Plans that were required to be made under such Benefit Plans will have been made as of the Balance Sheet Date, and all benefits accrued under any unfunded Benefit Plan will have been paid, accrued or otherwise adequately reserved in accordance with GAAP as of such date, and Kodiak will have performed by the Closing Date any obligations required to be performed as of such date under all Benefit Plans. No Benefit Plan contains any term or provision or is subject to any law that would prohibit the transactions contemplated by this Agreement, or that would give rise to the vesting of benefits, payments, or liabilities as a result of the transactions contemplated by this Agreement, except to the extent that full vesting is required under any tax-qualified Benefit Plan under Section 411 of the Code.

            (b) Schedule 4.9(b) contains a complete and correct list of all employees of Kodiak as of the date hereof and the 1998 compensation paid or payable to each such employee. Except as set forth in Schedule 4.9(b), (i) the terms of employment or engagement of all directors, officers, employees, agents, consultants and professional advisers of Kodiak are such that their employment or engagement may be terminated upon not more than two weeks' notice given at any time and without liability for payment of compensation or damages (excluding a claim for wrongful termination after the Closing), (ii) there are no severance payments which are or could become payable by Kodiak to any director, officer or other employee of Kodiak under the terms of any oral or written agreement or commitment or any law or custom, trade or practice of Kodiak, and (iii) there are no agreements, contracts or commitments, oral or written, between Kodiak and any employee, consultant or independent contractor.

            (c) Kodiak is not bound by or subject to (and none of its assets or properties are bound by or subject to) any arrangement with any labor union. No employees of Kodiak are or ever have been represented by any labor union or covered by any collective bargaining agreement while employed by Kodiak and no campaign to establish such representation is in progress. There is no pending or threatened labor dispute involving Kodiak and any group of their employees nor has Kodiak experienced any labor interruptions. Kodiak is and has been in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment, and wages and hours, including without limitation any such laws regarding employment documentation, minimum wage and hours, workers' compensation, family and medical leave, the Immigration Reform and Control Act, and occupational safety and health requirements, and Kodiak has not engaged in any unfair labor practice. All persons classified by Kodiak as independent contractors do satisfy and have satisfied the requirements of law to be so classified, and Kodiak has fully and accurately reported their compensation on IRS Forms 1099 when required to do so.

            (d) Prior to Closing, unless otherwise agreed to by AppNet, Kodiak agrees to take any and all steps necessary in order to cease all accruals of benefits or contributions under each Benefit Plan, to terminate each Benefit Plan as of the Closing Date, and to distribute to the participants of each Benefit Plan their accrued benefits thereunder, in accordance with the terms of each Benefit Plan and all applicable laws including, without limitation, the provisions of Section 401(k)(10) of the Code.

      4.10 Taxes. Kodiak has, since its incorporation, been an S corporation within the meaning of Section 1361 of the Code. Kodiak does not have a net unrealized built-in gain (within the meaning of Section 1374(d)(1) of the Code, applying the principles of Section 1374(d)(8), or recognized built-in gain subject to carryover pursuant to Section 1374(d)(2)(B)) which would be subject to tax under Section 1374(a) of the Code if all of the assets of Kodiak were sold for an amount equal to their fair market value. Kodiak has filed or caused to be filed with the appropriate Governmental or Regulatory Authority any and all Tax Returns required to be filed by it as of the date hereof, or requests for extensions to file such Tax Returns have been timely filed or granted and have not expired. All such Tax Returns are true, complete and accurate in all respects. Kodiak has paid all Taxes shown as due, claimed to be due by any Governmental or Regulatory Authority, or accruable with respect to periods through the Closing Date except for such taxes as (i) are fully reserved for in the Current Balance Sheet or (ii) were incurred after the Balance Sheet Date in the ordinary course of business and are not due and payable as of the Closing Date. No deficiencies for any Taxes have been proposed against Kodiak that are not adequately reserved for in the Current Balance Sheet. No requests for waivers or comparable consents with respect to the time to assess any Taxes against Kodiak have been granted or are pending, except for requests with respect to such Taxes that have been adequately reserved for in the Current Balance Sheet. Kodiak has complied in all respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes (including, without limitation, withholding of Taxes pursuant to Sections 1441 and 1442 of the Code or similar provisions under any foreign laws and withholding with respect to employee wages) and has, within the time and manner prescribed by law, withheld and paid over to the proper Governmental or Regulatory Authority all amounts required to be withheld and paid over under all applicable laws. No federal, state, local or foreign audits or other administrative proceedings or court proceedings ("Audits") exist or have been initiated with regard to any Taxes or Tax Returns of Kodiak, and Kodiak has not received any notice that such an Audit is pending or threatened with respect to any Taxes due from or with respect to Kodiak or any Tax Return filed or required to be filed by or with respect to Kodiak. Kodiak is not a party to, is not bound by, and has no obligation under, any tax sharing agreement, tax indemnification agreement or similar contract or arrangement.

      4.11 Subsidiaries. Kodiak has no debt, equity or other investment or interest in any Person or any strategic alliance with any Person. Kodiak has no commitments to contribute to the capital of, make loans to or share losses of, any Person.

      4.12 Property.

            (a) Kodiak neither has ever owned nor now owns any real property.
Schedule 4.12(a) sets forth an accurate and complete list of all leaseholds of real property leased by Kodiak (collectively, the "Facilities"). Except as otherwise disclosed on Schedule 4.12(a), (i) there are no outstanding written or oral leases, rights to occupancy, or tenancies of any kind (including tenancies by sufferance and/or holdover tenancies arising under expired written or oral leases) covering or in any way affecting the Facilities or any part or parts thereof; (ii) no person, firm or corporation other than Kodiak has any rights (including rights arising under an installment contract, option to purchase, easement, right-of-way, or otherwise) with respect to the Facilities or any part thereof; and (iii) there have been no improvements to, construction on, work done at, and/or services or material supplied to, the Facilities or any part or parts thereof for which payment in full has not been made and which might give rise to mechanic's liens or other lien rights, except in the ordinary course of business. All leases set forth on Schedule 4.12(a) are in full force and effect and constitute valid and binding agreements of Kodiak and, to the knowledge of Kodiak, the other parties thereto in accordance with their respective terms.

            (b) Schedule 4.12(b) sets forth an accurate list of all Kodiak owned and leased personal property (i) as of the Balance Sheet Date, or (ii) acquired since the Balance Sheet Date, including in each case true, complete and correct copies of leases for equipment and also including an indication as to which assets are currently owned, or were formerly owned, by any current or former stockholders of Kodiak or business or personal Affiliates of Kodiak or any current or former stockholder of Kodiak. All of the vehicles and other material machinery and equipment listed on Schedule 4.12(b) are in good working order and condition, ordinary wear and tear excepted. All fixed assets used by Kodiak that are material to the operation of the Business are either owned by Kodiak or leased under an agreement listed on Schedule 4.12(b).

            (c) Except as set forth on Schedule 4.12(c), Kodiak has good and marketable title to its assets, free and clear of any and all Encumbrances and defects in title. Kodiak's assets, taken together, are adequate for the operation of the Business as it is being currently conducted.

      4.13 Contracts. Schedule 4.13 constitutes an accurate and complete list of each Material Contract. Each Contract is in full force and effect, is a valid, binding and enforceable obligation by or against Kodiak and the other parties thereto, and no event has occurred which constitutes or, with the giving of notice or passage of time, or both, would constitute, a default or breach thereunder. Prior to the Closing Date, Kodiak will deliver or will cause to be delivered or will make available to AppNet correct and complete copies of each Material Contract and all amendments thereto. To the knowledge of Kodiak, no other party to any Contract is in default thereunder. None of the non-Material Contracts contain any restrictive covenants limiting the ability of Kodiak or any Affiliate of Kodiak to conduct its business. Kodiak will not experience a loss on any of the Contracts.

      4.14 Government Contracts. Kodiak is not, and has never been, a party to any Government Contract.

      4.15 Litigation. Except as set forth in Schedule 4.15, there is no litigation, suit, proceeding, action, claim, demand or investigation, at law or in equity, pending or to the knowledge of Kodiak and the Stockholders threatened against or affecting Kodiak before any court, agency, authority or arbitration tribunal, including, without limitation, any product liability, workers' compensation or wrongful dismissal claims, or claims, actions, suits, demands or proceedings relating to toxic materials, hazardous substances, pollution or the environment. To the knowledge of Kodiak and the Stockholders, there are no facts that would likely result in any such litigation, suit, proceeding, action, claim or investigation. Kodiak is not subject to or in default with respect to any notice, order, writ, injunction or decree of any court, agency, authority or arbitration tribunal.

      4.16 Compliance with Laws. Except as set forth in Schedule 4.16, Kodiak has complied and is currently in compliance, in all material respects, with all laws, regulations, rules, orders, permits, judgments, decrees and other requirements and policies imposed by any Governmental or Regulatory Authority applicable to it, its properties or the operation of its business. Kodiak has not received any notice or citation for noncompliance with any of the foregoing, and there exists no condition, situation or circumstance, nor has there existed such a condition, situation or circumstance, which, after notice or lapse of time, or both, would constitute noncompliance with or give rise to future liability with regard to any of the foregoing. Kodiak has all licenses, permits, approvals, qualifications or the like, from any Government, Governmental or Regulatory Authority or any third party necessary for the conduct of Kodiak's Business and all such items are in full force and effect.

      4.17 Environmental and Safety Matters.

            (a) For purposes of this Agreement, the term "Environmental and Safety Requirements" shall mean all federal, state, local and foreign statutes, regulations, ordinances and other provisions having the force or effect of law, all judicial and administrative orders and determinations, all contractual obligations and all common law, in each case concerning public health and safety, worker health and safety and pollution or protection of the environment (including, without limitation, all those relating to the presence, use, production, generation, handling, transport, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, Release, threatened Release, control or cleanup of any hazardous or otherwise regulated materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation); "Release" shall have the meaning set forth in CERCLA (as defined below); and "Environmental Lien" shall mean any lien, whether recorded or unrecorded, in favor of any Governmental or Regulatory Authority, relating to any liability of Kodiak arising under any Environmental and Safety Requirements.

            (b) Except as set forth on Schedule 4.17:

                  (i) Kodiak has complied with and is currently in compliance with all Environmental and Safety Requirements, and Kodiak has not received any oral or written notice, report or information regarding any Liabilities or any corrective, investigatory or remedial obligations arising under Environmental and Safety Requirements which relate to Kodiak or any of its properties or facilities.

                  (ii) Without limiting the generality of the foregoing, Kodiak has obtained and complied with, and is currently in compliance with, all permits, licenses and other authorizations that may be required pursuant to any Environmental and Safety Requirements for the occupancy of its properties or facilities or the operation of their businesses. A list of all such permits, licenses and other authorizations which are material to Kodiak is set forth on
Schedule 4.17 attached hereto.

                  (iii) Neither this Agreement nor the consummation of the transactions contemplated by this Agreement shall impose any obligations on Kodiak for site investigation or cleanup, or notification to or consent of any Governmental or Regulatory Authorities or third parties under any Environmental and Safety Requirements (including, without limitation, any so called "transaction-triggered" or "responsible property transfer" laws and regulations).

                  (iv) Kodiak has not treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled or Released any substance (including, without limitation, any hazardous substance), or owned, occupied or operated any facility or property, so as to give rise to Liabilities of Kodiak for response costs, natural resource damages or attorneys fees pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), or any other Environmental and Safety Requirements.

                  (v) Without limiting the generality of the foregoing, no facts, events or conditions relating to the past or present properties, facilities or operations of Kodiak shall prevent, hinder or limit continued compliance with Environmental and Safety Requirements, give rise to any corrective, investigatory or remedial obligations pursuant to Environmental and Safety Requirements or give rise to any other Liabilities pursuant to Environmental and Safety Requirements (including, without limitation, those Liabilities relating to onsite or offsite Releases or threatened Releases of hazardous materials, substances or wastes, personal injury, property damage or natural resources damage).

                  (vi) Kodiak has not, either expressly or by operation of law, assumed or undertaken any material liability or corrective, investigatory or remedial obligation of any other Person relating to any Environmental and Safety Requirements.

                  (vii) No Environmental Lien has attached to any property leased or operated by Kodiak.

      4.18 Customers; Suppliers.

            (a) Except as set forth in Schedule 4.18(a), no single customer accounted for more than 5% of Kodiak's revenues for the fiscal year ended December 31, 1997 or for the period January 1, 1998 through September 30, 1998. Except as set forth in Schedule 4.18(a) or as specifically provided in the Contract with each customer listed on Schedule 4.18(a) (a "Significant Customer"), no Significant Customer has canceled or otherwise terminated or threatened to cancel or otherwise terminate its relationship with Kodiak since January 1, 1998, or during such periods has materially decreased its usage or purchase of Kodiak's services or products. To the knowledge of Kodiak and the Stockholders, no Significant Customer has any plan or intention to terminate, cancel or otherwise materially modify its relationship with Kodiak or materially decrease or limit its usage, purchase or distribution of the services or products of Kodiak.

            (b) The relationships of Kodiak with its suppliers are good commercial working relationships and, except as set forth on Schedule 4.18(b), no supplier has during the last twelve months terminated, or threatened to terminate its relationship with Kodiak or has during the last twelve (12) months decreased or limited, or threatened to decrease or limit, its services, supplies or materials to Kodiak. No supplier is a sole source of supply of any good or service to Kodiak. Kodiak does not have any knowledge that any of the suppliers intends to terminate or otherwise modify adversely to Kodiak its relationship with Kodiak or to decrease or limit its services, supplies or materials to Kodiak.

      4.19 Insurance. Schedule 4.19 sets forth an accurate list of all insurance policies carried by Kodiak (all of which policies remain in full force and effect) and all insurance loss runs or workers' compensation claims. Kodiak has made available to AppNet true, complete and correct copies of all current insurance policies of Kodiak, all of which are in full force and effect. All premiums due and payable under all such policies have been paid and Kodiak is otherwise in full compliance with the terms of such policies (or other policies providing substantially similar insurance coverage). Such policies of insurance are of the type and in amounts customarily carried by persons conducting businesses similar to that of Kodiak. Neither Kodiak nor the Stockholders know of any threatened termination of, or material premium increase with respect to, any of such policies.

      4.20 Intellectual Property.

            (a) Kodiak owns, or possesses valid written licenses to use, all patents, trademarks, trade names, service marks, copyrights, and any applications therefor, maskworks, net lists, schematics, technology, know-how, computer software programs and applications and tangible or intangible proprietary information and material that are used or proposed to be used in the Business of Kodiak as currently conducted or as proposed to be conducted by Kodiak (the "Company Intellectual Property Rights"). Schedule 4.20(a) lists all Company

Intellectual Property Rights owned by Kodiak, and specifies the jurisdictions in which the Company Intellectual Property Rights are issued or registered or in which an application for such issuance and registration has been filed, including the respective registration or application numbers and the names of all registered owners. The filings in respect of all such registrations and applications are in good standing, are held solely in the name of Kodiak as the exclusive owner of all rights therein, and all necessary steps have been taken to maintain such filings and to prosecute the applications in a timely manner.

            (b) Schedule 4.20(b) lists (i) all licenses, sublicenses and other agreements to which Kodiak is a party and pursuant to which any person is authorized to use any Company Intellectual Property Rights or any trade secret material to Kodiak (and includes the identity of all parties thereto other than non-exclusive product licenses and sublicenses granted by Kodiak in the ordinary course of business); and (ii) all licenses, sublicenses and other agreements as to which Kodiak is a party and pursuant to which Kodiak is authorized to use any third party patents, trademarks or copyrights (including software) which are incorporated in, are, or form a part of, any of Kodiak's products or services, or other trade secrets of a third party in or as to any product or service (collectively, the "Company Third Party Intellectual Property Rights"), and includes the identity of all parties thereto, a description of the nature and subject matter thereof, the applicable royalty and the term thereof. Kodiak is authorized to use, in the manner used by Kodiak, the Company Third Party Intellectual Property Rights. Except as set forth on Schedule 4.20(b), Kodiak is not, nor will it be as a result of the execution and delivery of this Agreement or the performance of its obligations hereunder, in violation of any license, sublicense or agreement described on Schedule 4.20(b) or by which it is authorized to use Company Third Party Intellectual Property Rights.

            (c) No claims with respect to Company Intellectual Property Rights, any trade secrets of Kodiak, or Company Third Party Intellectual Property Rights to the extent arising out of any use, reproduction or distribution of such of Company Third Party Intellectual Property Rights by or through Kodiak, have been asserted or are threatened by any person, nor, except as set out on Schedule 4.20(c), does Kodiak or any of the Stockholders know of any valid grounds for any bona fide claims (i) to the effect that the manufacture, sale, licensing or use of any product or service, as now used, sold or licensed or proposed for use, sale or license by Kodiak infringes any copyright, patent, trademark, service mark, trade secret or any other intellectual property right; (ii) against the use by Kodiak of any trademarks, trade names, trade secrets, copyrights, patents, technology, know-how or computer software programs and applications used in Kodiak's Business as currently conducted or as proposed to be conducted by Kodiak; (iii) challenging the ownership, validity or effectiveness of any of Company Intellectual Property Rights or other trade secrets of Kodiak; or (iv) challenging Kodiak's license or legally enforceable right to use, or the validity or effectiveness of, Company Third Party Intellectual Property Rights.

            (d) Kodiak has entered into all necessary agreements and obtained all necessary rights to acquire Company Third Party Intellectual Property Rights. All agreements relating to Company Third Party Intellectual Property Rights are in full force and effect for the term set forth in each such agreement.

            (e) All registered trademarks, service marks and copyrights held by Kodiak are valid and subsisting. There is no unauthorized use, disclosure, infringement or misappropriation of any of Company Intellectual Property Rights, any trade secrets of Kodiak, or any of Company Third Party Intellectual Property Rights to the extent licensed by or through Kodiak, by any third party, including any employee or former employee of Kodiak. Except as set out on
Schedule 4.20(e), (i) Kodiak has not been sued or charged in writing as a defendant in any claim, suit, action or proceeding which involves a claim or infringement of any patent, trademarks, service marks, copyrights or violation of any trade secret or other proprietary right of any third party; (ii) there is no basis for any such charge or claim; and (iii) there is not any infringement liability with respect to, or infringement or violation by, Kodiak of any patent, trademark, service mark, copyright, trade secret or other proprietary right of another.

            (f) No Company Intellectual Property Rights, trade secrets of Kodiak or Company Third Party Intellectual Property Rights are subject to any outstanding order, judgment, decree, stipulation or agreement restricting in any manner the licensing thereof by Kodiak. Except for contracts licensing Kodiak's products executed in the ordinary course of business and in accordance with Kodiak's past practices (all of which are listed in Schedule 4.13), Kodiak has not entered into any agreement to indemnify any other person against any charge of infringement of any Company Intellectual Property Rights. Except as set forth on Schedule 4.20(f), each current and former officer of, employee of, and each consultant to, Kodiak has executed and delivered to Kodiak a non-disclosure agreement, or consultant agreement, respectively, in Kodiak's standard forms substantially as set forth in Schedule 4.20(f) hereto regarding the protection of such confidential or proprietary information and the assignments of inventions to Kodiak; copies of all such agreements have been delivered to AppNet. Kodiak is not and never has been engaged in any dispute or litigation with an employee or former employee regarding matters pertaining to intellectual property or assignment of inventions.

            (g) Kodiak has used its best efforts to enforce an adequate trade secret protection program through contractual agreements with officers, employees, developers, consultants and other persons dealing with their businesses. To the knowledge of Kodiak, there has been no material violation of such program by any Person.

            (h) The Company Intellectual Property Rights, at no additional cost to AppNet (or Kodiak, after the Closing Date), and without human intervention will:

                  (i) include year 2000 date conversion and capabilities including, but not limited to, date data century recognition; calculations which accommodate same century and multi-century formulas and date values; correct sort ordering; and date data interface values that reflect the century;

                  (ii) automatically compensate for and manage and manipulate data involving dates, including single century formulas and multi-century formulas, and will not cause an abnormal abort within the application or result in the generation of incorrect values or invalid outputs involving such dates;

                  (iii) provide that all date related user interface
                        functionalities and data fields include the indication of the correct century;

                  (iv) provide that all date related software to software or application to application data interface functionalities will include the indication of the correct century; and

                  (v) provide that all date processing by the Company Intellectual Property Rights will include four-digit date format and recognize and correctly process dates for leap years.

      4.21 Accounts Receivable. The accounts receivable of Kodiak arose in the ordinary course of business from bona fide transactions and are not subject to any setoff, counterclaim or defense. Except as set forth on Schedule 4.21, the accounts receivable (both billed and unbilled) shall be fully collectible in accordance with their terms, subject to any applicable reserves on the Current Balance Sheet.

      4.22 Inventory. All items of inventory and supplies consist of items of a quality, quantity and condition usable and saleable in the ordinary course of the business of Kodiak and for the purpose for which they are intended, without discount or reduction and conform to generally accepted standards in the industry of which Kodiak is a part. The value of each item of inventory and supplies reflected on the Financial Statements was, in each instance, valued at the lower of cost or market value and based on the ordinary course of the business consistent with the historical valuation policy of Kodiak and is not subject to any write-down or write-off.

      4.23 Related Party Transactions. Schedule 4.23 sets forth all arrangements, Liabilities, agreements and contracts in effect as of the date hereof among Kodiak and (i) any Person who is an officer, director or Affiliate of Kodiak, any relative of any of the foregoing or any entity of which any of the foregoing is an Affiliate, or (ii) any Person who acquired Kodiak Common Stock in a private placement.

      4.24 Brokers. Except as disclosed in Schedule 4.24, no Person has or will have, as a result of the transactions contemplated by this Agreement, any right, interest or claim against or upon Kodiak for any commission, fee or other compensation payable as a finder or broker because of any act or omission by Kodiak or the Stockholders. The Stockholders shall be fully responsible for and shall pay all such commissions, fees and other compensation due to, and shall deliver to AppNet at Closing a release from, the party disclosed on Schedule 4.24.

      4.25 Accredited Investors; Investment Intent.

            (a) AppNet has made available to each Stockholder, during the course of this transaction and prior to the delivery of the AppNet Stock, the Notes and the shares of AppNet Common Stock into which the Notes are convertible (together, the "Securities"), the opportunity to ask questions of and receive answers from any of the officers of AppNet concerning the terms and conditions of the offering, and to obtain any documents or additional information necessary to verify the information provided to each Stockholder or otherwise relative to the financial data and business of AppNet, to the extent that such parties possessed such information or could acquire it without unreasonable effort or expense, and all such questions, if asked, have been answered satisfactorily and all such documents, if examined, have been found to be fully satisfactory.

            (b) Each Stockholder understands and acknowledges that (i) such Stockholder must bear the economic risk of such Stockholder's investment in the Securities; (ii) the Securities have not been registered under the Securities Act of 1933, as amended (the "1933 Act") or any state securities laws and are being offered and sold in reliance upon exemptions provided in the 1933 Act and state securities laws for transactions not involving any public offering and, therefore, cannot be resold or transferred unless they are subsequently registered under the 1933 Act and applicable state laws or unless an exemption from such registration is available; (iii) such Stockholder is purchasing the Securities for investment purposes only for such Stockholder's own account and not with any view toward a distribution thereof; (iv) no Stockholder has any contract, undertaking, agreement or arrangement with any person to sell, transfer or pledge to such person or anyone else any of the Securities which such Stockholder hereby subscribes to purchase or any part thereof, and no Stockholder has any present plans to enter into any such contract, undertaking, agreement or arrangement; (v) there will be no public market for the Securities; and (vi) each Stockholder understands that AppNet is not obligated to comply with any reporting requirements under the Securities Exchange Act of 1934, as amended, and that AppNet makes no representation or warranty that it will disseminate to the public any current financial or other information concerning itself, as is required by Rule 144 promulgated under the 1933 Act as one of the conditions of its availability.

            (c) Each Stockholder has evaluated the risks of investing in the Securities, and has determined that the Securities are a suitable investment for such Stockholder. Each Stockholder can bear the economic risk of this investment and can afford a complete loss of such Stockholder's investment.

            (d) Each Stockholder is knowledgeable and experienced in evaluating investments and experienced in financial and business matters, and is capable of evaluating the merits and risks of investing in the Securities. The aggregate amount of the investments of each Stockholder in, and each Stockholder's commitments to, all similar investments that are illiquid is reasonable in relation to such Stockholder's net worth.

            (e) Each of Larry M. Chernicoff, William D. Middlebrook and Anthony
G. Silvanic is a resident of the Commonwealth of Massachusetts and Bryan P. Ducharme is a resident of the Commonwealth of Virginia. No Stockholder has any present intention of becoming a resident of any other state or jurisdiction prior to the Closing Date.

            (f) Each Stockholder is an "Accredited Investor" as such term is defined in Rule 501 of Regulation D promulgated under the 1933 Act in order to qualify for the purchase of the Securities. Any information which each Stockholder has heretofore furnished to AppNet with respect to such Stockholder is correct and complete as of the date of this Agreement.

      4.26 Disclosure. No representation or warranty by Kodiak and the Stockholders contained in this Agreement, and no representation, warranty or statement contained in any list, certificate, Schedule or other instrument, document, agreement or writing furnished or to be furnished to, or made with, AppNet pursuant hereto or in connection with the negotiation, execution or performance hereof, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make any statement herein or therein not misleading. Kodiak and the Stockholders do not have knowledge of any changes reasonably expected to occur within one (1) year from the date of this Agreement to any of Kodiak, Kodiak's relations with employees, Kodiak's relations with customers, Kodiak's competitive situation or Kodiak's relations with suppliers, or action of any Governmental or Regulatory Authority or laws affecting Kodiak.

5. REPRESENTATIONS AND WARRANTIES OF APPNET

      To induce Kodiak and the Stockholders to enter into this Agreement and to consummate the transactions contemplated hereby, AppNet represents and warrants to Kodiak and the Stockholders, as of the date hereof and as of the Closing Date, as set forth below:

      5.1 Due Organization. AppNet is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

      5.2 Power and Authority. AppNet has all requisite corporate power and authority to own, lease and operate its properties and to conduct its Business as presently conducted and as proposed to be conducted and is duly qualified or licensed as a foreign corporation in good standing in each jurisdiction in which the character of its properties or the nature of its business activities requires such qualification, except where the failure to be so qualified or licensed would not have a Material Adverse Effect on AppNet.

      5.3 Authority for Agreement. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been authorized by all requisite corporate action on the part of AppNet. AppNet has full corporate power, authority and legal right to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by AppNet and is a legal, valid and binding obligation of AppNet enforceable against AppNet in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights in general.

      5.4 No Violation to Result. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby and the fulfillment of the terms hereof: (i) are not in violation or breach of, do not conflict with or constitute a default under, and will not accelerate or permit the acceleration of the performance required by, any of the terms of the Certificate of Incorporation or Bylaws of AppNet or any contract to which AppNet is a party or which affects AppNet; (ii) will not be an event which, after notice or lapse of time or both, will result in any such violation, breach, conflict, default, or acceleration; (iii) will not result in a violation under any law, judgment, decree, order, rule, regulation, permit or other legal requirement of any Governmental or Regulatory Authority, court or arbitration tribunal, whether federal, state, provincial, municipal or local (within the U.S. or otherwise), at law or in equity, and applicable to AppNet; and (iv) will not result in the creation or imposition of any Encumbrance in favor of any Person upon any of the properties or assets of AppNet.

      5.5 Brokers and Agents. No Person has or will have, as a result of the transactions contemplated by this Agreement, any right, interest or claim against or upon AppNet for any commission, fee or other compensation payable as a finder or broker because of any act or omission by AppNet.

      5.6 Capitalization. Schedule 5.6 sets forth, with respect to AppNet, (i) the number of authorized shares of each class of its capital stock, (ii) the number of issued and outstanding shares of each class of its capital stock and the record owner thereof, and (iii) the number of shares of each class, if any, which are held in treasury. Except as set forth on Schedule 5.6, no preemptive right or rights of first refusal exist with respect to the shares of capital stock of AppNet, and no such rights arise by virtue of or in connection with the transactions contemplated hereby. Except as set forth on Schedule 5.6, there are no outstanding or authorized rights, options, warrants, convertible securities, subscription rights, conversion rights, exchange rights or other agreements or commitments of any kind that could require AppNet to issue or sell any shares of its capital stock (all of the foregoing, the "AppNet Issuance Agreements").
Schedule 5.6 sets forth the identity of the holder of each AppNet Issuance Agreement, the type of agreement to which such holder is a party, the class and number of shares of capital stock subject to each such agreement, and the exercise price or conversion price, or other similar information concerning the consideration such holder is required to tender in exchange for such shares of the capital stock of AppNet. Schedule 5.6 identifies each agreement pursuant to which any of GTCR Golder Rauner, L.L.C. ("GTCR"), Smart Technology, L.L.C. ("Smart Technology"), and their respective Affiliates, has acquired shares of the capital stock of AppNet. There are no outstanding stock appreciation, phantom stock, profit participation or other similar rights with respect to AppNet. Except as set forth on Schedule 5.6, AppNet is not obligated to redeem or otherwise acquire any of its outstanding shares of capital stock.

      5.7 Shares. All of the shares of capital stock of AppNet to be issued pursuant to Section 2.2.1(c) and upon conversion of the Notes, upon issuance and delivery by AppNet to the persons entitled thereto will (i) be duly authorized and validly issued and fully paid and non-assessable, (ii) subject to the truth and accuracy of the information to be provided pursuant to Section 4.25 hereof and the satisfaction of all conditions to Closing, have been issued by AppNet in compliance with all applicable state and federal laws, and (iii) not have been issued in violation of any preemptive rights or rights of first refusal.

      5.8 Notes. Neither the Notes nor the AppNet Common Stock to which the Notes are convertible are part of an issue or series of issues which are readily tradeable in an established securities market as defined in Treasury Regulation
Section 15A.453-1(e)(4)(ii) through (iv), nor has AppNet issued any other obligations or securities of a comparable character which are readily tradeable in an established securities market.

6. COVENANTS.

      6.1 Access to Properties and Records.

            (a) Kodiak shall afford to the officers, employees, attorneys, accountants and other authorized representatives of AppNet, free and full access to all of Kodiak's assets, properties, books and records and employees in order to afford AppNet as full an opportunity of review, examination and investigation as they shall desire to make of the affairs of Kodiak, and AppNet shall be permitted to make extracts from, or take copies of, such books, records (including the stock record and minute books) or other documentation as may be reasonably necessary. Kodiak shall furnish or cause to be furnished to AppNet such reasonable financial and operating data and other information about Kodiak's Business, properties and assets which any of the respective officers, employees, attorneys, accountants or other authorized representatives of AppNet may request; provided that AppNet and its agents shall not unreasonably interfere with the operations of Kodiak's Business.

            (b) AppNet shall afford to the officers, employees, attorneys, accountants and other authorized representatives of Kodiak and the Stockholders, free and full access to all of AppNet's and its subsidiaries' assets, properties, books and records and employees in order to afford Kodiak and the Stockholders as full an opportunity of review, examination and investigation as they shall desire to make of the affairs of AppNet and its subsidiaries, and Kodiak and the Stockholders shall be permitted to make extracts from, or take copies of, such books, records (including the stock record and minute books) or other documentation thereof as may be reasonably necessary. AppNet shall furnish or cause to be furnished to Kodiak and the Stockholders such reasonable financial and operating data and other information about AppNet's and its subsidiaries' Business, properties and assets which any of the respective officers, employees, attorneys, accountants or other authorized representatives of Kodiak and the Stockholders may request; provided that Kodiak and the Stockholders and their agents shall not unreasonably interfere with the operations of AppNet's and its subsidiaries' Business.

            (c) No information or knowledge obtained in any investigation pursuant to this Section 6.1 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the transactions contemplated by this Agreement; provided, however, that in the event any party hereto brings a claim for breach of representation or warranty, the party who made such representation or warranty may successfully defend against such claim if that party can prove by clear and convincing evidence that the party asserting such claim had actual knowledge at Closing that such representation or warranty was false.

      6.2 Confidentiality.

            (a) Kodiak and the Stockholders recognize and acknowledge that they have in the past, currently have, and in the future may possibly have, access to certain confidential information of Kodiak and/or AppNet, such as lists of customers, operational policies, and pricing and cost policies, that are valuable, special and unique assets of Kodiak's or AppNet's respective businesses. Kodiak and the Stockholders agree that they will not disclose confidential information with respect to Kodiak and/or AppNet to any Person for any purpose or reason whatsoever (except to authorized representatives of Kodiak, the Stockholders, AppNet and to counsel and other advisers, provided that such advisors (other than counsel) agree to the confidentiality provisions of this Section 6.2), unless (i) such information becomes known to the public generally through no fault of Kodiak or the Stockholders, (ii) disclosure is required by law or the order of any Governmental or Regulatory Authority under color of law, or (iii) the disclosing party reasonably believes that such disclosure is required in connection with the defense of a lawsuit against the disclosing party or for certification or state licensure purposes; provided, that prior to disclosing any information pursuant to clauses (ii) or (iii) above, Kodiak or the Stockholders, shall, if possible, give prior written notice thereof to AppNet and provide AppNet with the opportunity to contest such disclosure.

            (b) AppNet agrees that prior to the Closing it will not disclose confidential information with respect to Kodiak and/or the Stockholders to any Person, for any purpose or reason whatsoever (except to authorized representatives of AppNet, Kodiak, and/or the Stockholders and to counsel and other advisers, provided that such advisors (other than counsel) agree to the confidentiality provisions of this Section 6.2), unless (i) such information becomes known to the public generally through no fault of AppNet, (ii) disclosure is required by law or the order of any Governmental or Regulatory Authority under color of law, or (iii) AppNet reasonably believes that such disclosure is required in connection with the defense of a lawsuit against AppNet or for certification or state licensure purposes; provided, that prior to disclosing any information pursuant to clauses (ii) or (iii) above, AppNet, shall, if possible, give prior written notice thereof to Kodiak and/or the Stockholders and provide Kodiak and/or the Stockholders with the opportunity to contest such disclosure.

      6.3 Interim Covenants of Kodiak. From the date of this Agreement until the Closing Date, except to the extent expressly permitted by this Agreement or otherwise consented to by an instrument in writing signed by AppNet, Kodiak shall (i) keep Kodiak's Business and organization intact and shall not take or permit to be taken or do or suffer to be done anything other than in the ordinary course of its business as the same is presently being conducted, (ii) use its reasonable best efforts to keep available the services of its directors, officers, employees, independent contractors and agents and retain and maintain good relationships with its clients and maintain the Facilities in good condition, (iii) perform its obligations under the Contracts and (iv) maintain the goodwill and reputation associated with its Business. Without limiting the generality of the foregoing, Kodiak shall not, without the prior written consent of AppNet:

            (a) Adopt or propose any change in its Articles of Organization or Bylaws;

            (b) Merge or consolidate with any other entity or acquire a material amount of assets of any other entity;

            (c) Issue or sell any stock, bonds, or other securities of which Kodiak is the issuer or grant, issue or change any stock options, warrants or other rights to purchase securities of Kodiak;

            (d) Amend any term of any outstanding security of Kodiak;

            (e) Sell, lease or dispose of or make any contract for the sale, lease or disposition of or subject to lien or security interest or any other Encumbrance any of its properties or assets, other than in the ordinary and usual course of its business, consistent with the representations and warranties contained herein, and not in breach of any of the provisions of this Section 6, in each case for a consideration at least equal to the fair value of such property or asset;

            (f) Except for the Permitted Distributions and the Retention Bonuses, grant any salary increase to, or increase the draw of any of its officers, directors, employees or agents, or enter into any new, or amend or alter any existing, employment, bonus, incentive compensation, deferred compensation, profit sharing, retirement, severance, pension, stock option, group insurance, death benefit or other fringe benefit plan, trust agreement or other similar or dissimilar arrangement, or any employment or consulting agreement except consistent with past compensation practices;

            (g) Incur any bank indebtedness or borrowings, whether or not in the ordinary course of its business, or issue any commercial paper;

            (h) Enter into any leases of real property or any material leases of equipment and machinery;

            (i) Enter into any contract, (i) which would be required to be listed on Schedule 4.13 as a Contract had it been entered into prior to the date hereof (except for Contracts entered into in the ordinary course of business consistent with prior practice); or (ii) in which any Affiliate of Kodiak or any of the Stockholders has any beneficial interest;

            (j) Redeem, purchase or otherwise acquire, directly or indirectly, any shares of its capital stock or debt securities or any option, warrant or other right to purchase or acquire any such shares, or declare or pay any dividend or other distribution (whether in cash, stock or other property) with respect to its capital stock;

            (k) Create, incur or assume any liability or indebtedness, except in the ordinary course of business consistent with past practices; or postpone or defer the creation, incurrence, or assumption of any liability or indebtedness that would otherwise be created, incurred or assumed in the ordinary course of business absent the execution of this Agreement;

            (l) Pay or apply any of its assets to the direct or indirect payment, discharge, satisfaction or reduction of any amount, directly or indirectly, to or for the benefit of Kodiak or any Affiliate thereof except for
(i) payments to Kodiak's Affiliates in accordance with past practice, provided that any such transaction is on terms no less favorable to Kodiak than terms generally available with third parties in arm's length transactions and (ii) payment in full of the outstanding balance of the loan from Berkshire Bank to Kodiak described in Item 1 of Schedule 4.12(c);

            (m) Declare or pay any dividend, or make any distribution (whether in cash, stock or property) in respect of its capital stock whether now or hereafter outstanding (except for the Tax Distribution and the AAA Distribution), or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or purchase, redeem or otherwise acquire or retire for value any shares of its capital stock;

            (n) Acquire or negotiate for the acquisition of (by merger, consolidation, purchase of a substantial portion of assets or otherwise) any business or the start-up of any new business, or otherwise acquire or agree to acquire any assets that are material, individually or in the aggregate, to Kodiak;

            (o) Commit a breach of or terminate any Contract, permit, license or other right; or amend any Contract (other than in the ordinary course of business consistent with prior practice);

            (p) Enter into any other transaction (i) that is not negotiated at arm's length with a third party not affiliated with Kodiak or any officer, director of Kodiak or the Stockholders, (ii) outside the ordinary course of business consistent with past practice or (iii) prohibited hereunder; or

            (q) Fail to maintain its status as an S corporation for federal and state income tax purposes.

      6.4 No Solicitation. Neither Kodiak (its officers or directors), the Stockholders, nor any agent or any representative thereof, shall during the period commencing on the date of this Agreement and ending with the earlier to occur of the Closing or the termination of this Agreement in accordance with its terms, directly or indirectly: (a) solicit, encourage or initiate the submission of proposals or offers from any person or entity for, (b) participate in any discussions pertaining to, or (c) furnish any information to any Person, other than AppNet, relating to, any acquisition or purchase of all or a material amount of the assets of, or any equity interest in, Kodiak or a merger, consolidation or business combination involving Kodiak. If Kodiak or any of the Stockholders receives any unsolicited offer or proposal relating to any of the above, Kodiak or the Stockholders shall immediately notify AppNet thereof, and provide to AppNet all information relating thereto, including a copy of such offer or proposal, the identity of the party making such offer or proposal and the specific terms of such offer or proposal.

      6.5 Notification of Certain Matters.

            (a) Kodiak shall give prompt notice to AppNet of (a) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would be likely to cause any representation or warranty of Kodiak or the Stockholders contained herein to be untrue or inaccurate in any material respect at or prior to the Closing Date and (b) any material failure of Kodiak or the Stockholders to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by Kodiak or the Stockholders hereunder. The delivery of any notice pursuant to this Section 6.5(a) shall not, without the express written consent of AppNet, be deemed to (A) modify the representations or warranties hereunder of Kodiak or the Stockholders, (B) modify the conditions set forth in
Section 7 hereof or (C) limit or otherwise affect the remedies available hereunder to AppNet.

            (b) AppNet shall give prompt notice to the Stockholders of (a) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would be likely to cause any representation or warranty of AppNet contained herein to be untrue or inaccurate in any material respect at or prior to the Closing Date and (b) any material failure of AppNet to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by AppNet hereunder. The delivery of any notice pursuant to this Section 6.5(b) shall not, without the express written consent of the Stockholders, be deemed to
(A) modify the representations or warranties hereunder of AppNet, (B) modify the conditions set forth in Section 8 hereof or (C) limit or otherwise affect the remedies available hereunder to the Stockholders.

      6.6 Tax Returns; Sales, Use and Transfer Taxes.

            (a) AppNet, Kodiak and the Stockholders shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon reasonable request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding.

            (b) Except as otherwise specified in Section 6.10, the Stockholders, at their sole cost shall be responsible for preparing all initial income Tax Returns of Kodiak first due after the Closing Date with respect to all taxable periods ending on or before the Closing Date (the "Pre-Closing Tax Returns"). The Stockholders shall deliver each of the Pre-Closing Tax Returns to AppNet not later than the earlier of (A) March 15, 1999 or (B) 30 days prior to the date that each such Pre-Closing Tax Return is required to be filed with the relevant Governmental or Regulatory Authority (taking into account any applicable extension thereof, which Kodiak and AppNet shall apply for if requested to do so by the Stockholders). All Pre-Closing Tax Returns shall be prepared correctly in accordance with all relevant laws governing the preparation thereof, reflecting positions consistent with positions reflected in prior Tax Returns filed by Kodiak, and Kodiak shall not make any change in method of accounting or election in the Pre-Closing Tax Returns having an effect on any subsequent taxable period without the consent of AppNet. Upon AppNet's receipt from the Stockholders of any Pre-Closing Tax Return, AppNet shall review such Pre-Closing Tax Return and, if AppNet shall have any objection to such Pre-Closing Tax Return on the ground that it does not comply with the provisions of this Section 6.6(b), AppNet shall give notice of such objection to the Stockholders not later than ten days prior to the due date of such Pre-Closing Tax Return. Unless notice of such objection shall have been given in accordance with the preceding sentence, AppNet shall (i) cause such Pre-Closing Tax Return to be executed and filed with the appropriate Governmental or Regulatory Authority, (ii) cause Kodiak to pay the tax imposed at the corporate level (and not the shareholder level), and (iii) provide each of the Stockholders with a copy of such Pre-Closing Tax Return as filed and with confirmation of the filing thereof and the payment of any tax due thereon, provided that such payment shall not be in derogation of AppNet's right to indemnification, if any, under this Agreement with respect to Kodiak's liability for such Tax. If AppNet provides notice of objection pursuant to this Section 6.6(b) to any position reflected in a Pre-Closing Tax Return, AppNet and the Stockholders shall each reasonably cooperate with the others in an attempt to resolve any dispute regarding the reporting positions to be reflected on such Tax Return, and if such dispute cannot be so resolved, procedures similar to those described in Section 6.10 shall be used to submit such dispute to an independent Big Five accounting firm.

            (c) Except as may be required to reflect the effect of any 338(h)(10) Election, AppNet shall not cause or permit Kodiak to file an amended income Tax Return for any period ended on or prior to the Closing Date without the prior consent of each of the Stockholders, which consent shall not be unreasonably withheld.

            (d) Each Stockholder shall promptly give notice to AppNet, and AppNet and Kodiak shall promptly give notice to each Stockholder, of any notice of audit or proposed adjustment of a Pre-Closing Tax Return, each shall keep the other parties hereto apprised of any correspondence, communications or proceedings related to such audit or proposed adjustment and AppNet shall be authorized by the Stockholders, and the Stockholders shall be authorized by AppNet and Kodiak, to participate in any proceedings involving such Pre-Closing Tax Return before the relevant Governmental or Regulatory Authority to the extent that the outcome of such audit or proposed adjustment may reasonably affect Kodiak's Tax liabilities or the Tax liabilities of any of the Stockholders, as the case may be.

      6.7 Regulatory and Other Approvals. Subject to the terms and conditions of this Agreement, each of Kodiak and AppNet will proceed diligently and in good faith to, as promptly as practicable, (a) obtain all consents, approvals or actions of, make all filings with and give all notices to Governmental or Regulatory Authorities or any other public or private third parties required of AppNet, Kodiak or the Stockholders to consummate the Stock Purchase and the other matters contemplated hereby, and (b) provide such other information and communications to such Governmental or Regulatory Authorities or other public or private third parties as the other party or such Governmental or Regulatory Authorities or other public or private third parties may reasonably request in connection therewith.

      6.8 Termination of Profit Sharing Plan . Promptly following receipt of a written request from AppNet, Kodiak and the Stockholders shall take all action necessary to terminate Kodiak's 401(k) profit sharing plan (the "401(k) Plan") effective immediately prior to the Closing.

      6.9 Reasonable Efforts. Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use all reasonable efforts promptly to take, or cause to be taken, all actions and do or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement including the satisfaction of all conditions thereto.

      6.10 Section 338(h)(10) Election. If in AppNet's sole discretion such elections are deemed to be desirable, the Stockholders and AppNet shall, subject to Section 6.10(a) and Section 6.10(b), join in making a timely election (but in no event later than the 15th day of the ninth full calendar month after the month in which the Closing Date occurs) under Section 338(h)(10) of the Code and Treasury Regulation Section 1.338(h)(10)-1(d)(2) and elections under any similar state law provisions in all applicable states which permit corporations to make such elections, with respect to the sale and purchase of the Shares pursuant to this Agreement (all such federal and state income tax elections are collectively referred to herein as the "338(h)(10) Election"), and each party shall provide the others all necessary information to permit the 338(h)(10) Election to be made. If AppNet decides to make the 338(h)(10) Election:

      (a) AppNet shall give the Stockholders notice of AppNet's decision to make the 338(h)(10) Election (an "Election Notice"), which shall be accompanied by AppNet's proposed allocation of the "deemed sale price" to each asset of Kodiak in accordance with Treasury Regulation Section 1.338(h)(10)-1(f) and the other regulations under Section 338 of the Code, no later than sixty (60) days before the 338(h)(10) Election is to be made. If AppNet shall give an Election Notice in accordance with the preceding sentence, AppNet and the Stockholders shall, as promptly as practicable following the Stockholders' receipt of the Election Notice, take all actions necessary and appropriate (including the preparation and filing of such forms, returns, schedules and other documents as may be required) to effect, preserve, or perfect a timely 338(h)(10) Election; provided, however, that (i) AppNet shall be solely responsible for, and shall pay all costs and expenses (including professional fees) in connection with, the preparation and filing of the forms, returns, schedules and other documents necessary for making any 338(h)(10) Election and (ii) the Stockholders shall not be obligated to join in such 338(h)(10) Election unless AppNet shall first have paid to each Stockholder, in cash, an estimate, determined in accordance with
Section 6.10(b) through Section 6.10(f), of the sum of (i) the Section 338 Stockholder Increase (as defined in Section 6.10(b)) and (ii) the Gross-Up Tax Amount (as defined in Section 6.10(d)) (together, the "Section 338 Adjustment Amount").

      (b) As used herein, "Section 338 Stockholder Increase" shall mean, with respect to each Stockholder, the amount by which -

            (i) the present value (using the interest rate specified by Section 6.10(c)(v)), on the date the estimate of the Section 338 Adjustment Amount shall be paid by AppNet, of the total federal and state income tax (plus all applicable interest, penalties and additions to tax determined under principles set forth in Section 6.10(c)(vi)) that will be payable by such Stockholder with respect to the sale of such Stockholder's Shares to AppNet if the 338(h)(10) Election is made exceeds

            (ii) the present value (using the interest rate specified by Section 6.10(c)(v)) on such date of the total federal and state income tax (plus all applicable interest, penalties and additions to tax determined under principles set forth in
                  Section 6.10(c)(vi)) that would have been payable by such Stockholder had the 338(h)(10) Election not been made.

      (c) For purposes of computing the estimate of the Section 338 Stockholder Increase required by subparagraphs (i) and (ii) of Section 6.10(b):

            (i) It shall be assumed that the sale of such Stockholder's Shares (or the deemed sale of assets of Kodiak and distribution of the deemed sale proceeds in liquidation to the Stockholders, as the case may be) is reported on the installment basis for federal income tax purposes (pursuant to Section 453 of the Code) and for state income tax purposes only to the extent that the relevant state permits (or would permit) installment reporting with respect to such sale without any requirement that a bond or other security be posted as a condition of such reporting (except that, if any Stockholder shall have elected, prior to the date on which the Election Notice shall have been given, to post a bond or other security with any state and report such sale on the installment basis in such state, then it shall be assumed that installment reporting will be used for such Stockholder for all purposes in such state).

            (ii) It shall be assumed that there will be no change after the date on which the Election Notice shall have been given (the "Election Notice Date") that would affect the provisions of, or rates of tax under, any applicable federal or state income tax laws for any taxable year beginning after December 31, 1998.

            (iii) It shall be assumed that there will be no change after the
                  Election Notice Date in the state(s) in which such Stockholder shall be required to pay income tax (by reason of change of such Stockholder's domicile or residence) on the Purchase Price during each of the years in which any payment (or deemed payment) for such Stockholder's Shares pursuant to this Agreement shall be received.

            (iv) It shall be assumed that no payment (except for any payment that shall have already been made, or can be calculated with certainty, as of the Election Notice Date) shall be received by such Stockholder pursuant to Section 2.2.1(d), relating to the payment of Contingent Proceeds to the Stockholders, as part of the Purchase Price.

            (v) The present value of any future tax obligations of the Stockholder shall be calculated using the annual Applicable Federal Rate for short-term obligations in effect as of the date the estimate of the Section 338 Adjustment Amount shall be paid to the Stockholder.

            (vi) Federal and state income tax considered to be payable by the Stockholder shall include interest, penalties and additions to tax ("Additional Amounts"), but only to the extent that such Additional Amounts are incurred by the Stockholder as a result of delay in filing or payment solely and directly attributable to changes in filing or payment obligations incident to the making of the Section 338(h)(10) Election (assuming for this purpose that all other filing and payment obligations have been duly and timely complied with by the Stockholder, that payment of Additional Amounts that are excusable for reasonable cause will be waived under the principles of Treasury Regulation Section 1.338-1(f), and that payment of any additional federal and state income taxes due as a result of the 338(h)(10) Election is made by the Stockholder on the date that the estimate of the Section 338 Adjustment Amount is paid to the Stockholder).

            (d) As used herein, "Gross-Up Tax Amount" shall mean, with respect to each Stockholder, the total federal and state income tax (plus interest, penalties and additions to tax determined under principles set forth in Section 6.10(c)(vi)) that will be payable by such Stockholder on the portion of the adjusted Purchase Price consisting of the Section 338 Stockholder Increase.

            (e) As soon as practicable (and in any event within ten days) after AppNet shall have given an Election Notice in accordance with Section 6.10(a), the Stockholders shall, at AppNet's sole expense, engage a single accounting firm (the "Stockholders' Accountants") to determine (i) the amount of the
Section 338 Stockholder Increase for each Stockholder and (ii) the amount of the Gross-Up Tax Amount for each Stockholder. Notice of the estimate of the Section 338 Adjustment Amount for each Stockholder shall be given by the Stockholders to AppNet within 40 days after the Election Notice shall have been given, which shall be accompanied by an explanation, and appropriate backup, of the amounts so determined, and shall, subject to Section 6.10(g), be final and binding on both AppNet and the Stockholders unless, within twenty (20) days after notice of such determination shall have been given to AppNet, AppNet shall give notice (a

"Dispute Notice") to the Stockholders setting forth (i) the fact that AppNet disputes the amounts determined by the Stockholders' Accountants, (ii) the amount in dispute (the "Disputed Amount"), and (iii) an explanation of the basis for the dispute. If AppNet shall give a Dispute Notice in accordance with the preceding sentence, then, notwithstanding the provisions of Section 6.10(a), AppNet shall pay the Disputed Amount, on or before the time specified in Section 6.10(a) for the payment of the estimate of the Section 338 Adjustment Amount, to Cain, Hibbard, Myers & Cook, P.C. (the "Escrow Agent"), to be held in escrow until the dispute raised in the Dispute Notice about the Stockholders' Accountants' determination of the Section 338 Stockholder Increase and/or the Gross-Up Tax Amount shall have been resolved pursuant to Section 6.10(f). If AppNet shall (A) pay the Disputed Amount to the Escrow Agent pursuant to this
Section 6.10(e) and (B) pay to the Stockholders, in accordance with Section 6.10(a), the entire undisputed balance of the estimated Section 338 Adjustment Amount for each Stockholder, AppNet shall be deemed to have satisfied the requirements of subparagraph (ii) of Section 6.10(a) and all of the Stockholders shall be obligated to join in the 338(h)(10) Election notwithstanding the payment to the Stockholders of less than the entire estimated Section 338 Adjustment Amount determined by the Stockholders' Accountants with respect to each Stockholder. If any Stockholder does not timely provide notice to AppNet of his or her estimated Section 338 Adjustment Amount within 40 days of timely delivery of the Election Notice, the Stockholders shall be obligated to join in the 338(h)(10) Election notwithstanding the nonpayment of the estimated Section 338 Adjustment Amount to such delinquent Stockholder, and AppNet shall be obligated to pay the estimated Section 338 Adjustment Amount to such delinquent Stockholder (or the Escrow Agent in the case of a dispute) not later than 20 days after notice to AppNet of the determination of such Stockholder's estimated
Section 338 Adjustment Amount (treating, for purposes of the computations thereof, the date of the filing of the 338 Election as the payment date of the estimated Section 338 Adjustment Amount to such Stockholder).

            (f) If a Dispute Notice shall be given by AppNet in accordance with
Section 6.10(e), AppNet and the Stockholders shall each reasonably cooperate with the others in an attempt to resolve the dispute as to whether AppNet or the Stockholders shall be entitled to the Disputed Amount. In the event that AppNet and the Stockholders shall be unable to agree as to the disposition of the Disputed Amount within thirty (30) days after the Dispute Notice shall have been given, AppNet and the Stockholders shall immediately appoint from among the "Big Five" public accounting firms an accounting firm that shall not have been engaged for any purpose by AppNet, Kodiak, any Affiliate of AppNet or any of the Stockholders within the then previous three years (the "Section 338 Arbiter"), and the Section 338 Arbiter shall, within thirty (30) days after its engagement, resolve the dispute about the proper disposition of the Disputed Amount under the provisions of Section 6.10(b), Sections 6.10(c) and 6.10(d) in a written report delivered to AppNet, the Stockholders and the Escrow Agent, which resolution shall, subject to Section 6.10(g), be final and binding on both AppNet and the Stockholders. Upon receipt of the report of the Section 338 Arbiter, AppNet and the Stockholders shall provide the Escrow Agent with joint written instructions, consistent with such report, as to the release from escrow of the Disputed Amount and all accrued interest thereon. The Section 338 Arbiter shall be provided with all available information reasonably necessary to make its determination and shall have full access to all books and records of Kodiak and the Tax Returns and workpapers of the Stockholders. The fees and other costs of the Section 338 Arbiter shall be allocated among the Stockholders and AppNet in inverse proportion to the proportion in which the Disputed Amount shall be distributed by the Escrow Agent to AppNet and the Stockholder.

            (g) If the Section 338 Adjustment Amount payable to any of the Stockholders by AppNet shall subsequently be finally determined (by audit or otherwise) to be more or less than the estimated Section 338 Adjustment Amount paid to such Stockholder pursuant to Sections 6.10(a) and (e), the appropriate party shall remit to the other party the amount of such excess or deficit, as the case may be, within thirty (30) days after the Stockholders and AppNet shall receive notice of such final determination. AppNet and the Stockholders shall each reasonably cooperate with the others in connection with the determination of the amount of the Section 338 Adjustment Amount and any administrative or judicial proceedings concerning the existence or amount of Taxes. Each Stockholder shall promptly give notice to AppNet, and AppNet shall promptly give notice to each Stockholder, of any subsequent adjustment to Tax liability which is relevant to the determination of the Section 338 Adjustment Amount, and AppNet shall be authorized by such Stockholder, and each Stockholder shall be authorized by AppNet, to participate in any proceedings involving such Tax before the relevant Governmental or Regulatory Authority, and failure to give such notice and permit such participation shall result in a waiver of any rights of the breaching party to further adjustment of the Section 338 Adjustment Amount with respect to such Stockholder.

            (h) In connection with the 338(h)(10) Election, AppNet and the Stockholders shall act together in good faith to determine and agree upon (as soon as practicable, and in any event, within ten days after AppNet shall have given an Election Notice in accordance with Section 6.10(a)) the "deemed sale price" to be allocated to each asset of Kodiak in accordance with Treasury Regulation Section 1.338(h)(10)-1(f) and the other regulations under Section 338 of the Code. For purposes of computing the deemed sale price, each share of AppNet stock delivered under Section 2.2.1(c) shall be treated as having a fair market value of $4.00 per share on the Closing Date, or such lower amount as AppNet shall reasonably determine to be correct. Notwithstanding the generality of the first sentence of this Section 6.10(h), AppNet and the Stockholders agree that an aggregate of $50,000 shall be allocated to the covenants not to compete contained in Section 10 hereof, and the balance of the "deemed sale price" shall be allocated to the fixed assets, goodwill and other intangible assets of Kodiak. If the 338(h)(10) Election shall be made, both AppNet and the Stockholders shall report the tax consequences of the transactions contemplated by this Agreement consistently with such allocations and shall not take any position inconsistent with such allocations in any Tax Return or otherwise. In the event that AppNet and the Stockholders shall be unable to agree as to the computation of the deemed sale price or such allocations, AppNet's reasonable positions with respect to such matters shall control.

            (i) Kodiak and the Stockholders shall not be in breach of the representations and warranties contained in Sections 4.6, 4.7 and 4.10 as a result of any increased Tax liability caused by the 338(h)(10) Election; provided, however, that the liability of Kodiak and the Stockholders for any other breach of such representations or warranties, including, without limitation, inaccuracy of Tax reserves, other than as a result of the 338(h)(10) Election, shall remain unaffected by the 338(h)(10) Election.

            (j) Notwithstanding anything to the contrary in this Agreement, AppNet shall indemnify and hold harmless the Stockholders from and against any Damages (as defined in Section 9.1), Taxes or other costs (including professional fees) resulting from or arising out of any audit of the Stockholders and/or Kodiak in connection with the 338(h)(10) Election, but only to the extent such Damages, Taxes or costs relate to the 338(h)(10) Election, and only to the extent that such Damages, Taxes or other costs were not already taken into account in the determination of the Section 338 Adjustment Amount.

            (k) Notwithstanding anything to the contrary in this Agreement, AppNet shall pay to each of the Stockholders, at the time of each payment pursuant to Section 2.2.1(d) (each a "Software-Related Payment"), an additional payment (determined under principles and procedures described in Section 6.10(b), (c) and (d) other than Section 6.10(c)(iv), (v) and (vi)) equal to the sum of:

                  (i) the amount by which -

                        (A) the total federal and state income tax payable by
            such Stockholder with respect to the Software-Related Payment exceeds

                        (B) the total federal and state income tax that would
            have been payable by such Stockholder with respect to the Software-Related Payment had the 338(h)(10) Election not been made; and

                  (ii) the total federal and state income tax that will be payable by such Stockholder with respect to the additional payment described in subparagraph (i) of this Section 6.10(k).

      6.11 Cash Advances. At the Closing, each of the Stockholders shall loan to Kodiak from the AAA Distribution $37,500 (or a total of $150,000, collectively the "Stockholders' Loans") to be used for working capital. The Stockholders' Loans shall be repayable from time to time, without interest, as funds become available from operations, with any outstanding balance to be paid no later than ninety (90) days after the Closing Date.

      6.12 Payment of Retention Bonuses. On the date specified by the Stockholders (by notice given at least 30 days prior to the specified payment date) but in no event later than the first anniversary of the Closing, AppNet shall pay or cause Kodiak to pay the entire amount of the Retention Bonuses to Kodiak employees.

7. CONDITIONS PRECEDENT TO OBLIGATIONS OF APPNET.

      The obligations of AppNet to consummate the transactions contemplated by this Agreement are subject to the satisfaction or partial or complete waiver (in AppNet's sole and absolute discretion), at or before the Closing Date, of the following conditions:

      7.1 Representations and Warranties True at the Closing Date. All of the representations and warranties of Kodiak and the Stockholders contained in this Agreement shall be true, correct and complete on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date, except for those representations and warranties which by their terms are made as of a specific date which shall be true, correct and complete on and as of such date.

      7.2 Performance. All of the terms, covenants, agreements and conditions of this Agreement to be complied with, performed or satisfied by Kodiak and/or the Stockholders on or before the Closing Date shall have been duly complied with, performed or satisfied by the Closing Date.

      7.3 Agreements with Employees. All employees of Kodiak shall have executed and delivered employment and/or non-competition/non-disclosure agreements, in the form attached hereto as Exhibit C1. In addition, those key employees of Kodiak designated by AppNet and listed on Schedule 7.3 shall have executed and delivered Employment Agreements, in the form attached hereto as Exhibit C2, and each of the Stockholders shall have executed and delivered a Senior Management Agreement in the form attached hereto as Exhibit C3.

      7.4 No Litigation. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or provision challenging the transactions contemplated hereunder or limiting or restricting the conduct or operation of the Business of AppNet or Kodiak following the transactions shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other Governmental or Regulatory Authority or other instrumentality, domestic or foreign, seeking any of the foregoing be pending. There shall be no action, suit, claim or proceeding of any nature pending or threatened, against any of the Stockholders, Kodiak or AppNet, their respective properties or any of their officers or directors, that could have a Material Adverse Effect on Kodiak or AppNet.

      7.5 No Material Adverse Change. There shall have been, between the Balance Sheet Date and the Closing Date, no change in the Business, financial condition or prospects of Kodiak which would have a Material Adverse Effect on Kodiak.

      7.6 Certificates. Kodiak and the Stockholders shall have furnished AppNet with such certificates of the Stockholders, the officers of Kodiak and others to evidence compliance with the conditions set forth in this Section 7 as may be reasonably requested by AppNet.

      7.7 Opinion of Counsel. AppNet shall have received an opinion of counsel to Kodiak and the Stockholders in form attached hereto as Exhibit D.

      7.8 Financing. AppNet shall have secured all financing necessary to pay the Cash Payment on terms satisfactory to AppNet.

      7.9 AppNet's Review. AppNet shall be fully satisfied in its sole and absolute discretion with the results of its review of, and its other due diligence investigations with respect to, the Business, operations, affairs, prospects, properties, assets, existing and potential liabilities, obligations, profits or condition (financial or otherwise) of Kodiak.

      7.10 Governmental, Regulatory and Other Consents and Approvals. All consents, approvals and actions of, filings with and notices to any Governmental or Regulatory Authority or any other public or private third parties required of the Stockholders, AppNet or Kodiak to consummate the Stock Purchase and the other matters contemplated hereby shall have been obtained.

      7.11 Delivery of Good Standing Certificates; Corporate Resolutions. AppNet shall have received certificates of good standing with respect to Kodiak issued by the Massachusetts, Virginia, Illinois, Connecticut, Colorado and California Secretaries of State. AppNet shall have received copies of the resolutions of Kodiak approving the Stock Purchase and the other transactions contemplated herein, certified by the appropriate corporate officers.

      7.12 Financial Terms. AppNet shall have received a certificate (the "Closing Financial Certificate"), dated as of the Closing Date, signed on behalf of Kodiak and by each Stockholder, stating that: (i) sales, net of bad debt expense, for Kodiak's most recent fiscal year ending December 31, 1997, shall have been no less than $3.4 million, and for the nine-month period ending as of September 30, 1998 (the "Interim Period") shall be no less than $4.2 million;
(ii) earnings before interest, taxes, depreciation and amortization ("EBITDA") for Kodiak's most recent fiscal year shall have been no less than $536,000 (or 15.8% of sales, net of bad debt expense, for such fiscal year), and EBITDA (without reduction for the Retention Bonus) for the Interim Period shall be no less than 26.8% of sales for the Interim Period; (iii) Kodiak's Net Worth as of the Closing shall be no less than the Adjusted Net Value; and (iv) Kodiak shall have no outstanding long-term or short-term indebtedness to banks, stockholders, or other financial institutions and creditors as of the Closing (in each case including the current portions of such indebtedness, but excluding trade payables, obligations under capitalized leases and other ordinary course accounts payable); provided, however, that AppNet may, in its sole discretion, waive the foregoing condition in whole or in part and, in such case, the Purchase Price shall be reduced by the amount of any such indebtedness of Kodiak (including principal and accrued interest, costs and fees). In calculating Kodiak's Net Worth as of the Closing, any intangible assets in excess of $83,488 shall be excluded.

      7.13 Payment of Loans. All notes receivable from the Stockholders, other Affiliates of Kodiak, and employees of Kodiak shall have been repaid in full in accordance with their terms.

      7.14 Purchase of Personal Use Items. The Stockholders shall have purchased any personal use assets (e.g., automobiles) from Kodiak at a purchase price equal to the greater of the net book value of such assets as of Closing or the outstanding indebtedness secured by such assets.

      7.15 Termination of Kodiak Shareholders Agreement. The Stockholders shall deliver to AppNet evidence of termination of that certain Shareholders Agreement between the Stockholders and Kodiak dated August 7, 1996.

      7.16 Delivery of Stock Pledge Agreement. AppNet shall have received the Stock Pledge Agreement, together with stock powers executed in blank, representing the shares of AppNet Stock subject to the Stock Pledge Agreement.

      7.17 Stockholders Agreement and Registration Agreement. The Stockholders shall have executed such agreements as shall be necessary to subject the AppNet Stock to be delivered to the Stockholders hereunder and to be delivered to the Stockholders upon conversion of the Notes to AppNet's Stockholders Agreement and Registration Agreement.

      7.18 Resignations. Each of the Stockholders have executed and delivered resignations as directors of Kodiak, effective as of the Closing Date, and Bryan
P. Ducharme shall have executed and delivered his resignation as Treasurer of Kodiak, effective as of the Closing Date.

      7.19 Termination of 401(k) Plan. If AppNet requests that the 401(k) Plan be terminated pursuant to Section 6.8, the Stockholders shall deliver evidence of such termination, effective prior to the Closing Date.

      7.20 Reimbursement for Professional Fees. Prior to Closing, the Stockholders shall reimburse Kodiak for the following professional fees: (a) $50,000 paid by Kodiak to Carreden Group, Inc. and (b) $6,610 paid by Kodiak to Riley, Haddad, Lombardi & Clairmont (collectively, the "Professional Fees").

      7.21 Release. The Stockholders shall deliver the release from the party set forth on Schedule 4.24, as required pursuant to Section 4.24.

8. CONDITIONS PRECEDENT TO OBLIGATIONS OF KODIAK AND THE STOCKHOLDERS

      The obligations of Kodiak and the Stockholders to consummate the transactions contemplated by this Agreement are subject to the satisfaction or partial or complete waiver (in Kodiak's and the Stockholders' sole and absolute discretion), at or before the Closing Date, of the following conditions:

      8.1 Representations and Warranties True as of the Closing Date. All of the representations and warranties of AppNet contained in this Agreement shall be true, correct and complete on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date, except for those representations and warranties which by their terms are made as of a specific date which shall be true, correct and complete on and as of such date.

      8.2 AppNet's Performance. All of the terms, covenants, agreements and conditions of this Agreement to be complied with, performed or satisfied by AppNet on or before the Closing Date shall have been duly complied with, performed or satisfied by the Closing Date.

      8.3 No Litigation. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or provision challenging the transactions contemplated hereunder or limiting or restricting the conduct or operation of the Business of AppNet or its subsidiaries or Kodiak following the transactions shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other Governmental or Regulatory Authority or other instrumentality, domestic or foreign seeking any of the foregoing be pending. There shall be no action, suit, claim or proceeding of any nature pending or threatened, against Kodiak or AppNet or its subsidiaries, their respective properties or any of their officers or directors, that could have a Material Adverse Effect on Kodiak, AppNet or its subsidiaries.

      8.4 Certificates. AppNet shall have furnished Kodiak and the Stockholders with such certificates of the officers of AppNet and others to evidence compliance with the conditions set forth in this Section 8 as may be reasonably requested by the Stockholders.

      8.5 Governmental, Regulatory and Other Consents and Approvals. All consents, approvals and actions of, filings with and notices to any Governmental or Regulatory Authority or any other public or private third parties required of AppNet, the Stockholders or Kodiak to consummate the Stock Purchase and the other matters contemplated hereby shall have been obtained.

      8.6 Delivery of Good Standing Certificates; Corporate Resolutions. Kodiak shall have received certificates of good standing with respect to AppNet issued by Delaware and any other jurisdiction in which AppNet is required to be qualified to conduct business. Kodiak shall have received copies of the resolutions of AppNet approving the Stock Purchase and the other transactions contemplated herein, certified by the appropriate corporate officers.

      8.7 Kodiak's Review. Kodiak shall be fully satisfied in its sole and absolute discretion with the results of its review of, and its other due diligence investigations with respect to, the Business, operations, affairs, prospects, properties, assets, existing and potential liabilities, obligations, profits or condition (financial or otherwise) of AppNet; provided, however, that this condition shall be deemed to be fully satisfied unless Kodiak delivers notice by the date hereof that this condition has not been satisfied.

      8.8 Opinion of Counsel. The Stockholders shall have received an opinion of counsel to AppNet in the form attached hereto as Exhibit E.

      8.9 No Material Adverse Change. Since the date of this Agreement, there shall have been no change in the Business, financial condition or prospects of AppNet which would have a Material Adverse Effect on AppNet.

      8.10 Senior Management Agreements. AppNet shall have consented to Kodiak executing and delivering the Senior Management Agreements in the form attached hereto as Exhibit C3.

9. INDEMNIFICATION.

      9.1 General Indemnification.

            (a) Kodiak and each of the Stockholders, jointly and severally, covenants and agrees to indemnify, defend, protect and hold harmless AppNet and its officers, directors, employees, stockholders, assigns, successors and affiliates (individually, a "Buyer Party" and collectively, the "Buyer Parties") from, against and in respect of all liabilities, losses, claims, damages, punitive damages, causes of actions, lawsuits, administrative proceedings (including informal proceedings), investigations, audits, demands, assessments, adjustments, judgments, settlement payments, deficiencies, penalties, fines, excise taxes, interest (including interest from the date of such damages) and costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements of every kind, nature and description) (collectively, "Damages") suffered, sustained, incurred or paid by the Buyer Parties, in any action or proceeding between Kodiak and all or any of the Stockholders and the Buyer Parties or between the Buyer Parties and a third party, in connection with, resulting from or arising out of, directly or indirectly: (i) the inaccuracy of any representation or the breach of any warranty set forth in this Agreement or certificates delivered on the part of Kodiak or the Stockholders in connection with the Closing; (ii) the nonfulfillment of any covenant or agreement on the part of Kodiak or the Stockholders set forth in this Agreement or in any agreement or certificate executed and delivered by Kodiak or the Stockholders pursuant to this Agreement or in the transactions contemplated hereby; (iii) any and all benefits accrued under the Benefit Plans or multiemployer plans as of the Closing Date and any and all other liabilities arising out of, or in connection with the operation of the Benefit Plans or multiemployer plans through the Closing Date; (iv) any and all liabilities under the Environmental and Safety Requirements in connection with or arising out of Releases that occurred on or prior to the Closing Date; (v) failure of Kodiak or any Kodiak employee prior to the Closing Date to maintain all licenses, permits, approvals and qualifications from any Government or Government Regulatory Authority; (vi) any and all Taxes (other than as a result of AppNet's actions pursuant to Section 6.10 hereof ) which are imposed on Kodiak in respect of its income, business, property or operations or for which Kodiak may otherwise be liable for any taxable period ending on or prior to the Closing Date; and (vii) the business, operations or assets of Kodiak on or before the Closing Date (except as otherwise disclosed in the Financial Statements or the Schedules to this Agreement) or the actions of Kodiak's directors, officers, shareholders, employees or agents before the Closing Date.

            (b) AppNet covenants and agrees to indemnify, defend, protect and hold harmless (i) any Stockholder and his or her assigns, successors and affiliates and (ii) Kodiak and its officers, directors, employees, stockholders, assigns, successors and affiliates (individually, a "Seller Party" and collectively, the "Seller Parties") from, against and in respect of all Damages suffered, sustained, incurred or paid by the Seller Parties, in any action or proceeding between the Seller Parties and the Buyer Parties or between the Seller Parties and a third party, in connection with, resulting from or arising out of, directly or indirectly: (i) the inaccuracy of any representation or the breach of any warranty set forth in this Agreement or certificates delivered on the part of AppNet in connection with the Closing; (ii) the nonfulfillment of any covenant or agreement on the part of AppNet set forth in this Agreement or in any agreement or certificate executed and delivered by AppNet or pursuant to this Agreement or in the transactions contemplated hereby and (iii) any claims of third parties against the Stockholders arising out of or based upon an occurrence (1) happening after the Closing Date, (2) not involving a negligent or willful act of any of the Stockholders, and (3) which is asserted against a Stockholder in his capacity as former stockholder of Kodiak; provided, however, that this Section 9.1(b)(iii) shall not apply to any claims asserted against any Stockholder in his capacity as a current or former director or officer of Kodiak (which claims shall be treated in the manner specified in the Kodiak Articles of Organization and bylaws and the AppNet Certificate of Incorporation and bylaws, as the case may
be).

            (c) Notwithstanding the foregoing provisions of Section 9.1(a) and
(b), if Closing occurs, (i) Kodiak shall not be an Indemnifying Party (as defined below) or otherwise be subject to the indemnification and other obligations contained in Section 9.1(a), and the Stockholders, if Closing occurs, hereby waive any right to contribution, reimbursement or other right to recovery that they might otherwise have against Kodiak in connection with any such indemnification or other obligations, and (ii) Kodiak shall be deemed to be a Buyer Party.

      9.2. Indemnification Procedures. All claims or demands for indemnification under this Section 9 ("Claims") shall be asserted and resolved as follows:

            (a) In the event a Buyer Party or a Seller Party (an "Indemnified Party") has a Claim against the other party (an "Indemnifying Party") hereunder which does not involve a Claim being asserted against or sought to be collected by a third party, the Indemnified Party shall with reasonable promptness send a Claim Notice (as defined in Section 9.2(b)) with respect to such Claim to the Indemnifying Party. If the Indemnifying Party does not notify the Indemnified Party within the Notice Period (as defined in Section 9.2(b)) that the Indemnifying Party disputes such Claim, the amount of such Claim shall be conclusively deemed a liability of the Indemnifying Party hereunder. In case the Indemnifying Party shall object in writing to any Claim made in accordance with this Section 9.2(a), the Indemnified Party shall have thirty (30) days to respond in a written statement to the objection of the Indemnifying Party. If after such thirty (30)-day period there remains a dispute as to any Claims, the parties shall attempt in good faith for thirty (30) days to agree upon the rights of the respective parties with respect to each of such Claims. If the parties should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties. If no such agreement can be reached after good faith negotiation, either the Indemnified Party or the Indemnifying Party may arbitrate such claim in accordance with the terms of Section 11.11 hereof.

            (b) In the event that any Claim for which an Indemnifying Party would be liable to an Indemnified Party hereunder is asserted against an Indemnified Party by a third party, the Indemnified Party shall with reasonable promptness notify the Indemnifying Party of such Claim, specifying the nature of such claim and the amount or the estimated amount thereof to the extent then feasible (which estimate shall not be conclusive of the final amount of such Claim) (the "Claim Notice"). The Indemnifying Party shall have thirty
(30) days from the receipt of the Claim Notice (the "Notice Period") to notify the Indemnified Party (i) whether or not the Indemnifying Party disputes the Indemnifying Party's liability to the Indemnified Party hereunder with respect to such Claim and (ii) if the Indemnifying Party does not dispute such liability, whether or not the Indemnifying Party desires, at the sole cost and expense of the Indemnifying Party, to defend against such Claim. In the event that the Indemnifying Party notifies the Indemnified Party within the Notice Period that the Indemnifying Party does not dispute the Indemnifying Party's obligation to indemnify hereunder and desires to defend the Indemnified Party against such Claim and except as hereinafter provided, the Indemnifying Party shall have the right to defend by appropriate proceedings, which proceedings shall be promptly settled or prosecuted by the Indemnifying Party to a final conclusion; provided that, unless the Indemnified Party otherwise agrees in writing, the Indemnifying Party may not settle any matter (in whole or in part) unless such settlement includes a complete and unconditional release of the Indemnified Party. If the Indemnified Party desires to participate in, but not control, any such defense or settlement, the Indemnified Party may do so at the Indemnified Party's sole cost and expense. If the Indemnifying Party elects not to defend the Indemnified Party against such Claim, whether by failure of the Indemnifying Party to give the Indemnified Party timely notice as provided above or otherwise, then the Indemnified Party, without waiving any rights against the Indemnifying Party, may settle or defend against any such Claim in the Indemnified Party's sole discretion and the Indemnified Party shall be entitled to recover from the Indemnifying Party the amount of any settlement or judgment and, on an ongoing basis, all indemnifiable costs and expenses of the Indemnified Party with respect thereto, including interest from the date such costs and expenses were incurred.

            (c) Notwithstanding the provisions of Section 9.2(b), if at any time, in the reasonable opinion of the Indemnified Party, notice of which shall be given in writing to the Indemnifying Party, any such Claim seeks relief which could have a Material Adverse Effect on any Indemnified Party (if AppNet shall be the Indemnified Party "Material Adverse Effect" shall mean a Claim, which individually, or when aggregated with all other Claims, is in excess of $2,500,000), the Indemnified Party shall have the right to control or assume (as the case may be) the defense of any such Claim and the amount of any judgment or settlement and the reasonable costs and expenses of defense shall be included as part of the indemnification obligations of the Indemnifying Party hereunder; provided, however, that the Indemnified Party may not settle or compromise any such claim without the prior written consent of the Indemnifying Party (which consent shall not be unreasonably withheld). If the Indemnified Party should elect to exercise such right, the Indemnifying Party shall have the right to participate in, but not control, the defense of such claim or demand at the sole cost and expense of the Indemnifying Party. Notwithstanding any limits on liability provided for elsewhere in this Agreement, in the event that the Indemnifying Party does not consent to a proposed settlement or compromise, for any reason, and the Claim is ultimately determined to be in excess of such proposed settlement or compromise, the Indemnifying Party shall be liable to the Indemnified Party for the entire Claim.

            (d) Nothing herein shall be deemed to prevent the Indemnified Party from making a Claim, and an Indemnified Party may make a Claim hereunder, for potential or contingent Claims or demands provided the Claim Notice sets forth the specific basis for any such potential or contingent claim or demand to the extent then feasible and the Indemnified Party has reasonable grounds to believe that such a claim or demand may be made. In the event any such Claim is made pursuant to this Section 9.2(d), the Indemnified Party making such Claim shall promptly send written notice of the facts and circumstances and details of such Claim to the Indemnifying Party as they develop and become available to the Indemnified Party.

      9.3. Right to Setoff. In the event Kodiak or the Stockholders shall be in breach of any representation, warranty, covenant or shall have an indemnification obligation to AppNet, AppNet shall be permitted to seek satisfaction of such amounts through an offset against the Notes and the Contingent Proceeds. No limitation on such right of offset shall otherwise affect AppNet's rights hereunder or otherwise. In the event the Note is, in accordance with its terms, converted into AppNet Common Stock, such shares shall at the time of, and as a condition to, such conversion be pledged to AppNet (and shall become part of the Pledged Stock under the Stock Pledge Agreement) as security for the Stockholders' obligations to AppNet under this Agreement and shall be held pursuant to the terms of the Stock Pledge Agreement. The remedy of offset shall be in addition to and not in limitation of any injunctive relief or other rights or remedies to which AppNet is or may be entitled at law or equity, under this Agreement.

      9.4. Release. Effective as of Closing, the Stockholders hereby irrevocably waive and release Kodiak of, from and against any and all claims or causes of actions for Damages that they may have, have had or may at any time on or before Closing have against Kodiak.

10. NONCOMPETITION.

      10.1. Prohibited Activities.

            (a) For the period commencing with Closing and ending on the fifth
(5th) year anniversary of Closing, none of the Stockholders shall, for any reason whatsoever, directly or indirectly, for himself, herself or on behalf of or in conjunction with any other Person:

                  (i) engage as a stockholder, officer, director, owner, partner, joint venturer, or in a managerial capacity, whether as an employee, independent contractor, consultant or advisor, in any business selling any products or services in direct competition with Kodiak, AppNet or their Affiliates (a "Competing Business"); provided, however, each of the Stockholders shall not be precluded from the ownership of securities of corporations that are listed on a national securities exchange or traded in the national over-the-counter market in an amount that shall not exceed one percent (1%) of the outstanding shares of any such corporation;

                  (ii) call upon any Person who is, at that time, or was within one (1) year prior to that time, an employee of Kodiak, AppNet or their Affiliates for the purpose or with the intent of enticing such employee away from or out of the employ of AppNet or its Affiliates;

                  (iii) call upon any Person who or that is, at that time, or has been, within one (1) year prior to that time, a customer of Kodiak, AppNet or their Affiliates for the purpose of soliciting or selling products or services in competition with Kodiak, AppNet or their Affiliates;

                  (iv) publish any statement or make any statement (under any circumstances reasonably likely to become public) critical of Kodiak, AppNet or their Affiliates, or in any way adversely affecting or otherwise maligning the reputation of Kodiak, AppNet or their Affiliates; or

                  (v) accept any offer of employment from any customer of Kodiak who or that is, at that time, or was within the two (2) year period prior to that time, (A) a customer of Kodiak or (B) a prospective customer of Kodiak which Kodiak contacted regarding the provision of services and which prospective customer responded to Kodiak by agreeing to discuss such potential provision of services.

; provided, however, that, notwithstanding any limitation contained in Section 10.1(a)(i), after the fourth (4th) anniversary of the Closing Date, the limitations contained in Section 10.1(a)(i) will no longer apply to AppNet or its Affiliates, other than Kodiak or any Affiliate of AppNet for which the Stockholder is providing substantial services at that time.

      10.2. Damages. Because of the difficulty of measuring economic losses to AppNet and its Affiliates as a result of a breach of the foregoing covenants, and because of the immediate and irreparable damage that could be caused to Kodiak, AppNet and its Affiliates for which it would have no other adequate remedy, the Stockholders agree that the foregoing covenants may be enforced by Kodiak or AppNet in the event of breach by any of the Stockholders, in addition to, but not in lieu of, any other available remedies, by injunctions and restraining orders and other equitable remedies.

      10.3. Reasonable Restraint. It is agreed by the parties that the foregoing covenants in this Section 10 impose a reasonable restraint on the Stockholders in light of the activities and business of Kodiak, AppNet and their Affiliates on the date of the execution of this Agreement and the current plans of Kodiak, AppNet and their Affiliates; but it is also the intent of the parties, that such covenants be construed and enforced in accordance with the changing activities and business of Kodiak, AppNet and their Affiliates throughout the term of this covenant.

      10.4. Severability; Reformation. The covenants in this Section 10 are severable and separate, and the unenforceability of any specific covenant shall not affect the provisions of any other covenant. Moreover, in the event any court of competent jurisdiction shall determine that the scope, time or territorial restrictions set forth are unreasonable, then it is the intention of the parties that such restrictions be enforced to the fullest extent which the court deems reasonable, and the Agreement shall thereby be reformed.

      10.5. Independent Covenant. All of the covenants in this Section 10 shall be construed as an agreement independent of any other provision in this Agreement, and the existence of any claim or cause of action of any of the Stockholders against Kodiak, AppNet or an Affiliate thereof, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by AppNet of such covenants. It is understood by the parties hereto that the covenants contained in this Section 10 are essential elements of this Agreement and that, but for the agreement of the Stockholders to comply with such covenants, AppNet would not have agreed to enter into this Agreement. The Stockholders and AppNet have independently consulted with their respective counsel and have been advised concerning the reasonableness and propriety of such covenants with specific regard to the nature of the business conducted by AppNet. The Stockholders hereby agree that all covenants contained in this Section 10 are reasonable and valid and waive all defenses to the strict enforcement hereof by AppNet. The covenants contained in this Section 10 hereof shall not be affected by any breach of any other provision hereof by any party hereto and shall have no effect if the transactions contemplated by this Agreement are not performed.

      10.6. Materiality. Each of the Stockholders hereby agrees that the covenants set forth in this Section 10 are a material and substantial part of the transactions contemplated by this Agreement.

      10.7. Termination of NonCompete. In the event that AppNet defaults in its obligations under the Notes, the covenant contained in Section 10.1(a)(i) is hereby terminated; provided, however, that if AppNet has exercised its right to setoff pursuant to Section 9.3 and it is determined that AppNet did not properly exercise such setoff right, in whole or in part, the covenants in Section 10.1(a)(i) shall remain in full force and effect if AppNet repays to the Stockholders all amounts not paid due to such setoff within thirty (30) days of a final, non-appealable determination that AppNet's exercise of its setoff right was improper.

11. GENERAL

      11.1. Termination. This Agreement may be terminated at any time prior to the Closing Date:

            (a) by mutual consent of the Boards of Directors of AppNet and Kodiak;

            (b) by Kodiak, on the one hand, or by AppNet, on the other hand, if the Closing shall not have occurred on or before December 15, 1998; provided that the right to terminate this Agreement under this Section 11.1(b) shall not be available to either party whose material misrepresentation, breach of warranty or failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date;

            (c) by Kodiak, on the one hand, or by AppNet, on the other hand, if there is or has been a material breach, failure to fulfill or default on the part of the other party of any of the representations and warranties contained herein or in the due and timely performance and satisfaction of any of the covenants, agreements or conditions contained herein, and the curing of such default shall not have been made or shall not reasonably be expected to occur before the Closing Date; or

            (d) by Kodiak, on the one hand, or by AppNet, on the other hand, if there shall be a final nonappealable order of a federal or state court in effect preventing the consummation of the transactions contemplated by this Agreement; or there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the transactions by any governmental entity which would make the consummation of the transactions illegal.

      11.2. Effect of Termination. In the event of the termination of this Agreement pursuant to Section 11.1, this Agreement shall forthwith become void, and there shall be no liability or obligation on the part of any party hereto or its officers, directors or stockholders. Notwithstanding the foregoing sentence,
(i) the provisions of this Section 11, Section 6.2(a) (except for Kodiak's obligation to keep information regarding Kodiak confidential thereunder) and
Section 6.2(b) shall remain in full force and effect and survive any termination of this Agreement; (ii) each party shall remain liable for any intentional breach of this Agreement prior to its termination; and (iii) in the event of termination of this Agreement pursuant to Section 11.1(c), then notwithstanding the provisions of Section 11.7, the breaching party (if such breach was in effect as of the date hereof) shall be liable to the other party to the extent of the expenses incurred by such other party in connection with this Agreement and the transactions contemplated by this Agreement, as well as any damages in accordance with applicable law.

      11.3. Cooperation. Kodiak and the Stockholders, on the one hand, and AppNet, on the other hand, shall each deliver or cause to be delivered to the other on the Closing Date, and at such other times and places as shall be reasonably agreed to, such additional instruments as the other may reasonably request for the purpose of carrying out this Agreement. In connection therewith, if required, each of AppNet, Kodiak and the Stockholders will execute any documentation reasonably required by AppNet's or Kodiak's independent certified public accountants (in connection with such accountant's audit of AppNet or Kodiak). Each of Kodiak and AppNet will also cooperate and use their reasonable efforts to have their respective officers and employees cooperate with AppNet and Kodiak, as the case may be, on and after the Closing Date in furnishing information, accounting records, evidence, testimony and other assistance in connection with any Tax return filing obligations, audits, actions, proceedings, arrangements or disputes of any nature.

      11.4. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors, assigns, heirs and personal representatives; provided, however, that Kodiak and the Stockholders may not make any assignment of this Agreement or any interest herein (other than the right to assign rights to receive payments due hereunder to family members or trusts for family members) without the prior written consent of AppNet. This Agreement or any of the severable rights and obligations inuring to the benefit or to be performed by AppNet hereunder may be assigned by AppNet prior to the Closing Date, to any Affiliate of AppNet and, after the Closing Date, to any Affiliate of AppNet or to any entity which merges with or into AppNet or Kodiak or to which AppNet may sell all or substantially all of the stock or assets of Kodiak, and to the extent so assigned, Kodiak and the Stockholders hereby recognize said assignee as the party-in-interest with respect to the rights and obligations assigned and agrees to look solely to said assignee for the purpose of conferring benefits, or requiring performance of obligations, assigned to it by AppNet.

      11.5. Entire Agreement. This Agreement (which includes the schedules and exhibits hereto), sets forth the entire understanding of the parties hereto with respect to the transactions contemplated hereby and thereby. This Agreement shall not be amended or modified except by a written instrument duly executed by each of the parties hereto. Any and all previous agreements and understandings between or among the parties regarding the subject matter hereof, whether written or oral, are superseded by this Agreement.

      11.6. Counterparts. This Agreement may be executed in any number of counterparts and any party hereto may execute any such counterpart, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. This Agreement shall become binding when one or more counterparts taken together shall have been executed and delivered (which deliveries may be by telefax) by the parties.

      11.7. Expenses. AppNet has and shall pay the fees, expenses and disbursements of AppNet and its brokers, agents, representatives, accountants and counsel incurred in connection with the subject matter of this Agreement. The Stockholders have paid and shall pay the fees, expenses and disbursements of Kodiak and the Stockholders and each of their respective brokers, agents, representatives, financial advisors, accountants and counsel incurred in connection with the subject matter of this Agreement.

      11.8. Specific Performance; Remedies Not Exclusive. Each party hereto acknowledges that the other parties shall be irreparably harmed and that there shall be no adequate remedy at law for any violation by any of them of any of the covenants or agreements contained in this Agreement, including, without limitation, the confidentiality obligations set forth in Section 6.2(a) and (b) and the noncompetition provisions set forth in Section 10. It is accordingly agreed that, in addition to, but not in lieu of, any other remedies which may be available upon the breach of any such covenants or agreements, each party hereto shall have the right to obtain injunctive relief to restrain a breach or threatened breach of, or otherwise to obtain specific performance of, the other parties' covenants and agreements contained in this Agreement. All rights and remedies of the parties under this Agreement shall be cumulative, and the exercise of one or more rights or remedies will not preclude the exercise of any other right or remedy available under this Agreement (including the Annexes hereto) or applicable law.

      11.9. Notices. Any notice, request, claim, demand, waiver, consent, approval or other communication which is required or permitted hereunder shall be in writing and shall be deemed given if (1) delivered personally, or (2) sent by registered or certified mail, postage prepaid, return receipt requested, or
(3) by nationally recognized overnight courier service, or (4) transmitted by telefax with a confirming copy sent by a nationally recognized overnight courier service, as follows:

            If to AppNet to:

            AppNet Systems, Inc.
            6700 Rockledge Drive, Suite 525
            Bethesda, Maryland 20817
            Attn: Ken S. Bajaj, President
            Fax No: 301-581-2488

            with a required copy to:

            Tucker, Flyer & Lewis
            1615 L Street, N.W., Suite 400
            Washington, D.C. 20036
            Attn: Arthur E. Cirulnick, Esq.
            Fax No: 202-429-3231

            If to Kodiak or the Stockholders to:

            The Kodiak Group, Inc.
            66 West Street
            P.O. Box 2578
            Pittsfield, Massachusetts  01201
            Attn:  Larry M. Chernicoff, President
            Fax No: 413-499-5234

            with a required copy to:

            Cain, Hibbard, Myers & Cook
            66 West Street
            Pittsfield, Massachusetts  01201
            Attn:  C. Jeffrey Cook, Esq.
            Fax No: 413-443-7694

            and with an additional copy to:

            Lemery & Reid, P.C.
            10 Railroad Place
            Fifth Floor
            Saratoga Springs, New York 12866
            Attn: Robert J. May, Jr., Esq.
            Fax. No:  518-581-8823

or to such other address as the person to whom notice is to be given may have specified in a notice duly given to the sender as provided herein. Such notice, request, claim, demand, waiver, consent, approval or other communication shall be deemed to have been given as of the date so personally delivered, mailed, telefaxed (with an original thereof by overnight delivery), or sent by overnight courier and, if given by any other means, shall be deemed given only when actually received by the addressees. Notice by counsel shall, for purposes of this Section 11. 9, be deemed notice from the party represented by such counsel.

      11.10. Governing Law.. This Agreement shall be governed by and construed, interpreted and enforced in accordance with, the laws of the State of Delaware (without regard to its laws relating to choice-of-law or conflicts-of-law).

      11.11. Arbitration. Any unresolved dispute or controversy arising under or in connection with this Agreement arising after the Closing shall be settled exclusively by a three (3) person arbitration panel selected in accordance with the American Arbitration Association (the "AAA") Commercial Arbitration Rules (the "CA Rules") from the Information Technology Panel (the "ITP") established by the Philadelphia Regional Office of the AAA, with such arbitration proceeding conducted in accordance with the CA Rules then in effect. In the event that the ITP is not yet formed, the arbitration panel shall consist of individuals who have significant experience in the information technology industry. The arbitrators shall not have the authority to add to, detract from, or modify any provision hereof. A decision by a majority of the arbitration panel shall be final and binding. Judgment may be entered on the arbitrators' award in any court having jurisdiction. The arbitration proceeding shall be held in Wilmington, Delaware. Notwithstanding the foregoing, the parties shall be entitled to seek injunctive or other equitable relief from any court of competent jurisdiction, without the need to resort to arbitration.

      11.12. Survival of Representations, Warranties and Covenants. All representations, warranties and covenants made by either party in or pursuant to this Agreement or in any document delivered pursuant hereto shall survive for two (2) years after the Closing; provided, however, that (i) in the event of fraud, by any party, the representations and warranties of that party shall survive the Closing for an indefinite period, and (ii) the representations and warranties in Sections 4.5 or 4.10 shall survive until the expiration of the applicable statute of limitations, or if there is no applicable statute of limitations, such representations and warranties shall survive indefinitely. Notwithstanding the foregoing, if a Claim Notice is sent pursuant to Section 9.2(a) or (b), the representation, warranty or covenant with respect to which such Claim Notice is sent shall survive until the resolution of the Claim to which such Claim Notice relates, or such longer period as provided in subsections (i) and (ii) hereof.

      11.13. Miscellaneous.

            (a) Notwithstanding anything contained in Section 9 to the contrary, there shall be no liability for indemnification under Section 9, (i) unless and to the extent the aggregate amount of Damages exceeds $100,000, and (ii), to the extent that an Indemnified Party has suffered, incurred, sustained, or become subject to, Damages by reason of all such claims in excess of $2.5 million, no Indemnifying Party (and for the purpose of this sentence, all Seller Parties shall be considered one and the same Indemnifying Party) shall be obligated to pay more than $2.5 million under Section 9 (the "Indemnity Cap"); provided, however, that the Indemnity Cap shall not apply in the event that liability for indemnification arises out of or in connection with the breach of any representations and warranties contained in Sections 4.5 or 4.10 for any amounts payable pursuant to Section 2.3.

            (b) The indemnification provisions of Section 9 shall constitute the sole and exclusive remedy of the parties hereto for any inaccuracy, untruth, incompleteness or other breach of any representation or warranty contained in or made pursuant to this Agreement or for any breach of or failure to perform any covenant or agreement made in this Agreement (other than a claim based upon fraud or for injunctive relief under Section 10), and the parties each waive any other remedy, which they or any other person entitled to indemnification hereunder may have at law or in equity with respect thereto. The amount of Damages suffered by any person entitled to indemnification shall be reduced by an amount equal to any insurance recovery received by such person with respect to such Damages; provided, however, that no Indemnified Party shall be obligated to pursue, beyond the submission of a statement of claim with appropriate supporting material, or continue to pursue any payment pursuant to the terms of any insurance policy and the Indemnifying Party shall be subrogated to an Indemnified Party's claims under such policy. The Indemnified Party shall execute and deliver such documents as the Indemnifying Party may reasonably request to evidence such subrogation and to assist the Indemnifying Party in any claim in respect of such insurance policy at the expense of the Indemnifying Party.

      11.14. Severability. If any provision of this Agreement or the application thereof to any person or circumstances is held invalid or unenforceable in any jurisdiction, the remainder hereof, and the application of such provision to such person or circumstances in any jurisdiction, shall not be affected thereby, and to this end the provisions of this Agreement shall be severable. The preceding sentence is in addition to and not in place of the severability provisions in Section 10.4.

      11.15. Absence of Third Party Beneficiary Rights. Except as expressly provided herein, no provision of this Agreement is intended, nor will be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any client, customer, affiliate, shareholder, employee or partner of any party hereto or any other person or entity.

      11.16. Mutual Drafting. This Agreement is the mutual product of the parties hereto, and each provision hereof has been subject to the mutual consultation, negotiation and agreement of each of the parties, and shall not be construed for or against any party hereto.

      11.17. Further Representations. Each party to this Agreement acknowledges and represents that it has been represented by its own legal counsel in connection with the transactions contemplated by this Agreement, with the opportunity to seek advice as to its legal rights from such counsel. Each party further represents that it is being independently advised as to the tax or securities consequences of the transactions contemplated by this Agreement and is not relying on any representation or statements made by the other party as to such tax and securities consequences.

      11.18. Amendment; Waiver. This Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of the parties hereto.

Any extension or waiver by any party of any provision hereto shall be valid only if set forth in an instrument in writing signed on behalf of such party.

      11.19. Gender. Unless the context clearly indicates otherwise, where appropriate the singular shall include the plural and the masculine shall include the feminine or neuter, and vice versa, to the extent necessary to give the terms defined herein and/or the terms otherwise used in this Agreement the proper meanings.

      11.20. Headings. The headings and other captions in this Agreement are for convenience and reference only and shall not be used in interpreting, construing or enforcing any of the provisions of this Agreement.

      11.21. Public Disclosure. Prior to the Closing Date, neither party shall make any disclosure (whether or not in response to an inquiry) of the subject matter of this Agreement unless previously approved by Kodiak and AppNet.

      11.22 Audit by Stockholders' Accountants. AppNet shall cooperate and shall use its reasonable efforts to cause the officers and employees of Kodiak and AppNet to cooperate with the Stockholders' independent accountants (the "Stockholders' Audit Accountants") after the Closing Date in furnishing information, documents, evidence and other assistance to the

Stockholders' Audit Accountants to facilitate the completion of the Stockholders' Audit Accountants' audit of the books of Kodiak for the period from January 1, 1998 through the Closing Date.

                            [EXECUTION PAGE FOLLOWS]

      IN WITNESS WHEREOF, the parties hereto have executed this Stock Purchase Agreement as of the day and year first above written.

                                    APPNET:

                                    APPNET SYSTEMS, INC.

                                    By: /s/ Toby Tobaccowala
                                       -----------------------------------
                                    Name:  Toby Tobaccowala
                                         ---------------------------------
                                    Title: Senior Vice President
                                          --------------------------------


                                    KODIAK:

                                    THE KODIAK GROUP, INC.

                                    By: /s/ Larry Chernicoff
                                       -----------------------------------
                                    Name:  Larry Chernicoff
                                         ---------------------------------
                                    Title: President
                                          --------------------------------


                                    STOCKHOLDERS:

                                     /s/ Larry M. Chernicoff
                                    --------------------------------------
                                    Larry M. Chernicoff

                                     /s/ Bryan P. Ducharme
                                    --------------------------------------
                                    Bryan P. Ducharme

                                     /s/ William D. Middlebrook
                                    --------------------------------------
                                    William D. Middlebrook

                                     /s/ Anthony G. Silvanic
                                    --------------------------------------
                                    Anthony G. Silvanic

                                    SCHEDULES

Schedule 1         Stockholders
Schedule 2.2.1(d)  Contingent Proceeds
Schedule 4.4       No Violation
Schedule 4.5       Stock of Kodiak
Schedule 4.6       Financial Statements
Schedule 4.7(a)    Liabilities and Obligations
Schedule 4.7(b)    Advance Payments or Deposits
Schedule 4.8       Adverse Changes
Schedule 4.9(a)    Benefit Plans
Schedule 4.9(b)    List of Employees
Schedule 4.11      Subsidiaries
Schedule 4.12(a)   Real Property
Schedule 4.12(b)   Personal Property
Schedule 4.12(c)   Encumbrances
Schedule 4.13      Contracts
Schedule 4.15      Litigation
Schedule 4.16      Noncompliance List
Schedule 4.17      Environmental Disclosure
Schedule 4.18(a)   Significant Customers
Schedule 4.18(b)   Suppliers Who Have Threatened Termination
Schedule 4.19      Insurance
Schedule 4.20(a)   Company Intellectual Property Rights
Schedule 4.20(b)   Licenses to Use Kodiak Intellectual Property
Schedule 4.20(c)   Third Party Intellectual Property Claims
Schedule 4.20(e)   Unauthorized Intellectual Property Use
Schedule 4.20(f)   Kodiak Nondisclosure Agreement
Schedule 4.21      Accounts Receivable
Schedule 4.23      Related Party Transactions
Schedule 4.24      Brokers
Schedule 5.6       AppNet Capitalization
Schedule 7.3       Key Employees

                                    EXHIBITS

Exhibit A          Form of Subordinated Convertible Promissory Notes
Exhibit B          Form of Stock Pledge Agreement
Exhibit C1         Form of Employment Agreement; Form of
                     Non-Competition/Non-Disclosure Agreement
Exhibit C2         Form of  Employment Agreement
Exhibit C3         Form of Senior Management Agreement
Exhibit D          Form of Opinion of Kodiak's and the Stockholder's Counsel
Exhibit E          Form of Opinion of AppNet's Counsel